SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

IDT Corporation

(Exact Name of Registrant as specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1), and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Howard S. Jonas

Chairman of the Board of Directors

IDT Corporation

520 Broad Street

Newark, NJ 07102

November 12, 2004

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of IDT Corporation. The Annual Meeting will be held at 11:00 a.m. on Wednesday, December 15, 2004, at the Company’s headquarters located at 520 Broad Street, Newark, New Jersey.

Please vote on all the matters listed in the enclosed Notice of Annual Meeting of Stockholders, each of which is more fully described in the enclosed Proxy Statement. The Board of Directors recommends a vote FOR all of these proposals.

All stockholders are invited to attend the Annual Meeting in person. If, however, you do not expect to be present at the Annual Meeting and wish your shares to be voted, you should complete, sign and date the enclosed form of proxy and return it by mail in the enclosed envelope or vote by telephone or on the Internet, in accordance with the instructions on the proxy card or other voting instructions included with the proxy materials.

I appreciate your interest and support of IDT and urge you to vote your shares either in person or by granting your proxy (by telephone, Internet or mail) as promptly as possible.

Sincerely,

Howard S. Jonas

Chairman of the Board of Directors

IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	11:00 a.m., local time, on Wednesday, December 15, 2004

PLACE	IDT Corporation, 520 Broad Street, Newark, New Jersey 07102

ITEMS OF BUSINESS	• To elect five Class III directors for a term of three years.

•	To approve an amendment to the IDT Corporation 1996 Stock Option and Incentive Plan to increase the number of shares of Class B Common Stock available for the grant of awards under the 1996 Stock Option and Incentive Plan by an additional 2,500,000 shares.

•	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending July 31, 2005.

•	To transact other business as may properly come before the annual meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you were a stockholder of record on October 21, 2004.

PROXY VOTING

It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning your proxy card. Most stockholders also have the options of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You can revoke a proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason

Senior Vice President, General Counsel and Secretary

Newark, New Jersey

November 12, 2004

IDT CORPORATION

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

GENERAL INFORMATION

General Information

This Proxy Statement is furnished to the stockholders of IDT Corporation, a Delaware corporation (the “Company” or “IDT”), in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, December 15, 2004 at 11:00 a.m., local time, at the Company’s headquarters located at 520 Broad Street, Newark, New Jersey 07102. The shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by telephone, Internet or mail (properly marked, dated and executed) and not revoked will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders on or about November 12, 2004.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Joyce J. Mason, Esq., Senior Vice President, General Counsel and Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by telephone, Internet or mail, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of Common Stock, Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Thursday, October 21, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock, Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 104,267,178 shares outstanding, of which 96,429,961 shares are entitled to vote at the Annual Meeting, consisting of 18,845,933 shares of Common Stock, 9,816,988 shares of Class A Common Stock and 67,767,040 shares of Class B Common Stock. The remaining 7,837,217 shares outstanding, consisting of 6,228,927 shares of Common Stock and 1,608,290 shares of Class B Common Stock, are beneficially owned by the Company, and are not entitled to vote or be counted as present at the Annual Meeting for purposes of determining whether a quorum is present.

Stockholders are entitled to one vote for each share of Common Stock held by them, three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Common Stock, Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders.

Holders of record of Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot. To vote by phone, call the toll-free telephone number on the proxy card (1-800-PROXIES), and to vote by Internet visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided.

Beneficial holders of Common Stock, Class A Common Stock and Class B Common Stock as of the Record Date will receive voting instructions from their bank, broker or other holder of record.

Voting by telephone, Internet or mail will not limit the right of a stockholder of record as of the Record Date to vote in person at the Annual Meeting. If a stockholder’s shares are held in the name of a bank, broker or other holder of record, such stockholder must obtain a proxy, executed in his, her or its favor, from the holder of record to be able to vote at the Annual Meeting. All shares for which a proxy has been duly executed and delivered (by telephone, Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

The presence at the Annual Meeting of a majority of the voting power of the outstanding Common Stock, Class A Common Stock and Class B Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

If a broker holds shares of Common Stock, Class A Common Stock or Class B Common Stock in the name of a beneficial owner, the broker is permitted to vote such shares on the election of directors (Proposal No. 1) and the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors (Proposal No. 3). Under the New York Stock Exchange rules, brokers may not vote shares on the amendment to the 1996 Stock Option and Incentive Plan (Proposal No. 2) absent instructions from the beneficial owner.

A plurality of the votes cast at the Annual Meeting will be required for the election of each candidate to the Board of Directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes voted “for” or “withheld” affect the outcome. Abstentions are not counted for the purposes of the election of directors.

The affirmative vote of a majority of the voting power present at the Annual Meeting will be required for the approval of all other matters, including Proposal Nos. 2 and 3, submitted to the vote of the Company’s stockholders. Abstentions are counted as present at the Annual Meeting for purposes of determining a quorum and have the effect of a vote “against” any matter as to which they are specified. Broker non-votes are not considered shares present and will not affect the outcome of the vote. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Electronic Delivery

This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report (the proxy materials) are available on the Company’s web site www.idt.net/ir. Instead of receiving future copies by mail, stockholders can elect to receive an e-mail that will provide electronic links to the proxy materials and instructions on how to vote. Opting to receive proxy materials online will save the Company the cost of producing and mailing documents.

Stockholders of record can enroll for electronic delivery by visiting www.amstock.com and clicking on Shareholder Account Access. Complete instructions are set forth on the proxy card.

Beneficial stockholders may also have the opportunity to receive copies of the proxy materials electronically. Beneficial stockholders should check the information provided in the proxy materials mailed to them by their brokers and banks.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a Fiscal Year refers to the Fiscal Year ending in the calendar year indicated (e.g., Fiscal 2004 refers to the Fiscal Year ended July 31, 2004).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely, except as described below with regard to the Nominating Committee, on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company.”

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at www.idt.net/ir and which also are available in print to any stockholder upon request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is held by one individual, Howard S. Jonas, the Chairman of the Board of Directors. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be “independent” directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of “independent” directors, the Board of Directors has affirmatively determined that a majority of the members of the Board of Directors are “independent” in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and Corporate Governance Committee are in fact comprised entirely of “independent” directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of “independent” directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee comprised entirely of “independent” directors, and a Nominating Committee comprised of two management directors.

Director Independence

In addition to the other independence standards of the New York Stock Exchange Listed Company Manual, the Board of Directors uses the following categorical standards in determining the “independence” of its directors:

1. During the past five years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2. During the past five years, neither the director nor any immediate family member of the director (except in a non-officer capacity not involving the Company) shall have been employed or affiliated with the present or former outside auditors of the Company;

3. During the past five years, neither the director, nor any of his or her immediate family members, shall have been part of an “interlocking directorate” in which a director or executive officer of the Company serves on the compensation (or equivalent) committee of another company that employs the director;

4. The director shall not (directly or indirectly as a partner, stockholder or officer of another company) provide significant consulting, legal or financial advisory services to the Company; provided that, for the purposes of this categorical standard, services shall be considered significant if the consideration therefore represents more than (a) five percent of the revenues of the provider or (b) five percent of the revenues of the Company;

5. The director shall not be employed by (or affiliated with) a significant supplier or customer of the Company; provided that, for the purposes of this categorical standard, a supplier or customer shall be considered significant if its sales to, or purchases from, the Company represent more than (a) five percent of the sales of the customer or supplier or (b) five percent of the revenues of the Company;

6. During the past five years, the director shall not have had a personal services contract with the Company, the Chairman of the Board, the Chief Executive Officer, any other executive officer or any affiliate of the Company;

7. The director shall not be an employee, officer or director of a foundation, university or other nonprofit organization to which the Company gives directly, or indirectly through the provision of services, more than the lesser of (a) $100,000 per annum and (b) five percent of the total annual donations received by such nonprofit organization; and

8. The director shall not, either directly or indirectly as a partner, stockholder or officer of another company, own more than five percent of any class of equity securities of the Company.

The Board of Directors has determined that each of J. Warren Blaker, Rudy Boschwitz, Saul K. Fenster, James S. Gilmore, III, Jack Kemp, Jeane J. Kirkpatrick, Michael J. Levitt and William F. Weld is “independent” in accordance with the above specified categorical standards and in accordance with the independence requirements of Section 303A.02(b) of the New York Stock Exchange Listed Company Manual.

Board of Directors and Committees

The Board of Directors held nine meetings in Fiscal 2004. In Fiscal 2004, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of meetings held by all committees of the Board of Directors during the period in which each such director served on such committee.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the directors constituting the Board of Directors at the time of the annual meeting of stockholders for Fiscal 2003 attended the 2003 annual meeting of stockholders.

Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that the non-management directors of the Company meet at regularly scheduled executive sessions without management. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. Mr. Levitt, a non-management director and the “lead independent director,” has been appointed the Presiding Director of these executive sessions.

The Board of Directors has established an Audit Committee, a Nominating Committee, a Compensation Committee, a Corporate Governance Committee, a Technology Committee, an IDT-Net2Phone Dispute Resolution Committee, an IDT-Net2Phone Committee on Inter-Company Matters and a Special Real Estate Committee. The membership, duties and obligations of each of these committees are as follows:

The Audit Committee consists of Messrs. Blaker, Fenster and Levitt and is responsible for recommending to the Board of Directors the independent auditors of the Company and reviewing with the independent auditors and reporting to the Board of Directors on (i) the scope and results of the audits and the internal accounting controls of the Company, and (ii) the audit practices and professional services furnished by the independent auditors. Management of the Company has the primary responsibility for the preparation of the Company’s financial statements and reporting process including the systems of internal controls. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site: www.idt.net/ir. The Audit Committee held 14 meetings during Fiscal 2004. The Board of Directors has determined that (i) all of the members of the Audit Committee are “independent” within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) of the Securities Exchange Act of 1934, and (ii) that Mr. Levitt qualifies as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. The Nominating Committee currently consists of Messrs. Jonas and Courter, neither of whom is “independent” in accordance with Section 303A.04 of the New York Stock Exchange Listed Company Manual, as the Company has chosen to be exempt from such requirement as a “controlled company.” The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site: www.idt.net/ir. The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the need of the Board of Directors and the Company. Of particular importance are the candidate’s integrity and judgment, professional achievements and experience relevant to the Company’s business and strategic challenges, his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. The Nominating Committee held three meetings in Fiscal 2004.

The Compensation Committee is responsible for reviewing and evaluating all compensation arrangements for the executive officers of the Company and is responsible for administration of the Company’s 1996 Stock Option and Incentive Plan. The Compensation Committee currently consists of Messrs. Blaker, Fenster and Gilmore. The Compensation Committee held 11 meetings during Fiscal 2004. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site: www.idt.net/ir. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual.

The Corporate Governance Committee is responsible for making recommendations regarding the size and composition of the Board of Directors, based to a large extent upon the information and advice provided by senior management and independent advisors. The Corporate Governance Committee also (i) reviews and reports to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management, and (ii) reviews the corporate governance guidelines of the Company and recommends revisions as appropriate. The Corporate Governance Committee currently consists of Ambassador Kirkpatrick and Messrs. Boschwitz, Kemp and Weld. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site: www.idt.net/ir. The Board of Directors has determined that all of the members of the Corporate Governance Committee are “independent” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual.

The Technology Committee consists of Messrs. Blaker, Fenster and Kaganoff. The Technology Committee is responsible for reviewing, analyzing and reporting to the Board of Directors on (i) present and future technology-related projects of the Company, (ii) the state of the Company’s present technology infrastructure and its existing and planned research and development efforts, (iii) future means of maximizing the Company’s technological advances in the marketplace, and (iv) further means of maximizing the Company’s strategic investment in intellectual property for competitive advances. The Technology Committee also establishes appropriate programs, policies and procedures as necessary to further the Company’s objectives relating to technology and intellectual property.

The IDT-Net2Phone Dispute Resolution Committee consists of Messrs. Fenster and Levitt and is responsible for reviewing and resolving any conflicts or disputes that may arise between the Company and Net2Phone.

The IDT-Net2Phone Committee on Inter-Company Matters consists of Messrs. Fenster and Levitt and is responsible for reviewing material inter-company arrangements between the Company and Net2Phone.

The Special Real Estate Committee is responsible for reviewing and making recommendations to the Board of Directors regarding real estate related transactions of the Company. The Special Real Estate Committee consists of Messrs. Boschwitz and Fenster.

Director Communications

Interested parties may express their concerns to the Company’s non-management directors by contacting the Presiding Director, care of Joyce J. Mason, Esq., Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102. The Corporate Secretary will relay all such correspondence to the Presiding Director. Stockholders also may communicate with the Board of Directors by contacting the Chairman of the Board, care of Joyce J. Mason, Esq., Corporate Secretary, IDT Corporation, 520 Broad Street, Newark, New Jersey 07102. The Corporate Secretary will relay all such correspondence to the Chairman of the Board, who will relay such correspondence to the entire Board of Directors.

Non-Employee Director Compensation

Pursuant to the Company’s 1996 Stock Option and Incentive Plan, as amended, effective March 12, 2004, each person who is a non-employee director of the Company or a non-employee director of a non-public, majority-owned subsidiary of the Company receives an annual automatic grant consisting of an option to purchase 3,333 shares of Class B Common Stock and 2,666 restricted shares of Class B Common Stock. In addition, each non-employee director who serves as a member of one or more committees of the Board of Directors as of the annual grant date will receive an additional annual automatic grant consisting of an option to purchase 3,333 shares of Class B Common Stock and 2,666 restricted shares of Class B Common Stock. In 2004, the annual grant date was March 12, 2004. Beginning in 2005, the automatic grant date will be January 5th (or the next business day thereafter). New non-employee directors receive an automatic grant on the date that they become a director in the amount specified above, pro rated based on the calendar quarter in which such person became a director.

Prior to March 12, 2004, each non-employee director received an automatic annual grant (on the anniversary of the date such person became a member of the Board of Directors) of options to purchase 10,000 shares of Class B Common Stock, and an additional automatic grant of options to purchase 10,000 shares of Class B Common Stock, if such director was a member of one or more committees of the Board of Directors as of the annual grant date.

All such grants of options to non-employee directors are subject to certain terms and conditions (including, without limitation, a term of ten years and limitations on exercisability following cessation of service with the Company as a director) described in the Company’s 1996 Stock Option and Incentive Plan. The option price for options granted to non-employee directors is equal to the fair market value of the Class B Common Stock as defined in the 1996 Stock Option and Incentive Plan.

Each non-employee director of the Company who attends at least 75% of the meetings of the Board of Directors during a calendar year also receives an annual retainer of $25,000. Each non-employee director of the Company’s non-public, majority-owned subsidiaries who attends at least 75% of the meetings of the board of directors of such subsidiary during a calendar year receives an annual retainer of $15,000. The Company’s Chief Executive Officer may in his discretion waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances. In addition, non-employee directors who serve on committees of the Board of Directors receive $1,000 for each committee meeting they attend in person ($2,000 in the case of the Audit Committee) and $500 ($1,000 in the case of the Audit Committee) for each committee meeting in which they participate by telephone. In recognition of his significant additional responsibilities, the lead independent director of the Board of Directors, currently Michael J. Levitt, receives an additional retainer of $75,000 per year.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Restated Certificate of Incorporation, as amended, the authorized number of directors on the Board of Directors is seventeen. There are currently fifteen directors on the Board of Directors and two vacancies.

Each director holds office until such director’s successor has been duly elected and qualified, or until his or her earlier resignation or removal. The Board of Directors is divided into three classes, with Messrs. Blaker, Courter, Knoller, Brown and Weld constituting Class I, Messrs. Greenstein, Kaganoff, Gilmore, Kemp and Ambassador Kirkpatrick constituting Class II and Ms. Mason and Messrs. Jonas, Levitt, Boschwitz and Fenster constituting Class III. Upon the expiration of the term of each class, nominees comprising such class of directors are eligible to be elected for a three-year term at the next succeeding annual meeting of stockholders. The terms of the Class III directors expire at the Annual Meeting and the terms of the Class I and Class II directors expire at the Company’s annual meeting of stockholders to be held in 2005 and 2006, respectively.

A total of five Class III directors have been nominated for re-election at the Annual Meeting to serve for a term of three years until the annual meeting of stockholders to be held in 2007, or until their successors are duly elected and qualified or until their earlier resignation or removal. A plurality of the votes cast at the Annual Meeting shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein.

The nominees are Howard S. Jonas, Michael J. Levitt, Rudy Boschwitz, Saul K. Fenster and Joyce J. Mason, each of whom is an incumbent director and has consented to be named in this proxy statement and to serve if elected. Certain information about the nominees for Class III directors is furnished below.

Howard S. Jonas founded IDT in August 1990 and has served as Chairman of the Board since its inception. Mr. Jonas served as Chief Executive Officer of the Company from December 1991 until July 2001, as President of the Company from December 1991 through September 1996, and as Treasurer of the Company from inception through 2002. Since December 1999, Mr. Jonas has also served as the Chairman of the Board of Directors of IDT Telecom, Inc. Since November 2003, Mr. Jonas has served as a Co-Chairman of the Board of Directors of IDT Entertainment, Inc. Mr. Jonas was the Chairman of the Board of Directors of Net2Phone, Inc. from October 2001 until October 2004, and has since served as the Vice Chairman of Net2Phone, Inc. Mr. Jonas is also the founder and has been President of Jonas Publishing since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

Michael J. Levitt has served as a director of the Company since September 2001. Mr. Levitt is currently the Chairman, Chief Executive and Chief Investment Officer of Stone Tower Capital LLC. Mr. Levitt was a partner with Hicks, Muse, Tate & Furst Incorporated, a private equity investment firm, from 1996 through 2001. Mr. Levitt served as Managing Director and Deputy Head of Investment Banking with Smith Barney, Inc. from 1993 through 1995. Prior thereto, Mr. Levitt was a Managing Director with Morgan Stanley & Co. Mr. Levitt received his undergraduate and Juris Doctor degrees from the University of Michigan.

Rudy Boschwitz has served as a director of the Company since December 2002. From June 2002 until December 2002, Mr. Boschwitz served on the Board of Directors of IDT Media, Inc. Mr. Boschwitz was first elected to the United States Senate from Minnesota in 1978. He was re-elected in 1984, and served until 1991. Mr. Boschwitz is currently Chairman of the Advisory Committee of the Center for Global Food Issues, and a director of Friends of the World Food Program (a United Nations agency), the Hudson Institute, and the St. Paul Chamber Orchestra. He is currently Founder and Chairman of HomeValu, Inc.

Saul K. Fenster has served as a director of the Company since February 2000. Dr. Fenster served as President of New Jersey Institute of Technology from September 1978 through June 2002 and is now President

Emeritus. Dr. Fenster serves as a director for each of the following Prudential Insurance Company funds: Prudential VCA Funds, Prudential Gibraltar Fund, Prudential Series Funds and American Skanda Trust Portfolios. Dr. Fenster received a B.M.E. from the City College of New York, an M.S. from Columbia University and a Ph.D. from the University of Michigan.

Joyce J. Mason has served as the Company’s Senior Vice President since December 1998, as General Counsel, Secretary and a director of the Company since its inception and as a director of the Company’s predecessor since its inception. In addition, Ms. Mason served as a director of IDT Telecom, Inc. from December 1999 until May 2001. Ms. Mason served as a director of Net2Phone, Inc. from October 2001 until October 2004. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers

The current directors and executive officers of the Company are as follows:

Name	Age	Position
Howard S. Jonas(1)	48	Chairman of the Board of Directors
James A. Courter(1)	63	Chief Executive Officer and Vice Chairman of the Board of Directors
Ira A. Greenstein	44	President and Director
Stephen R. Brown	48	Chief Financial Officer, Treasurer and Director
Marcelo Fischer	37	Chief Accounting Officer and Controller
Joyce J. Mason	45	Senior Vice President, General Counsel, Secretary and Director
Marc E. Knoller	43	Senior Vice President and Director
Moshe Kaganoff(2)	33	Executive Vice President of Strategic Planning and Director
Morris Lichtenstein	40	Executive Vice President of Business Development
Morris Berger	46	Executive Vice President of Business Development
Kathleen B. Timko	44	Executive Vice President of Technology
Diane Clark	35	Chief Legal Officer
J. Warren Blaker(2)(3)(4)	70	Director
Rudy Boschwitz(5)(6)	74	Director
Saul K. Fenster(2)(3)(4)(5)(7)(8)	71	Director
James S. Gilmore, III(4)	55	Director
Jack Kemp(6)	69	Director
Jeane J. Kirkpatrick(6)	77	Director
Michael J. Levitt(3)(7)(8)	45	Director
William F. Weld(6)	59	Director

(1)	Member of the Nominating Committee of the Board of Directors.
(2)	Member of the Technology Committee of the Board of Directors.
(3)	Member of the Audit Committee of the Board of Directors.
(4)	Member of the Compensation Committee of the Board of Directors.
(5)	Member of the Special Real Estate Committee of the Board of Directors.
(6)	Member of the Corporate Governance Committee of the Board of Directors.
(7)	Member of the IDT-Net2Phone Dispute Resolution Committee of the Board of Directors.
(8)	Member of the IDT-Net2Phone Committee on Inter-Company Matters.

Set forth below is biographical information with respect to the Company’s current directors and executive officers, other than the Company’s Class III directors:

James A. Courter joined the Company in October 1996 and served as President of the Company from October 1996 until July 2001. Since August 2001, Mr. Courter has served as the Chief Executive Officer of the Company. Mr. Courter has also been a director of the Company since March 1996 and has been Vice Chairman of the Board of Directors of the Company since March 1999. In addition, since December 1999, Mr. Courter has served as a director of IDT Telecom, Inc. and Net2Phone, Inc. and since November 2003 has served as a director of IDT Entertainment, Inc. Mr. Courter was a senior partner in the New Jersey law firm of Courter, Kobert & Cohen, and he was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand. Mr. Courter was a member of the U.S. House of Representatives for 12 years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. Mr. Courter also serves as a director of The Berkeley School. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

Ira A. Greenstein joined the Company in January 2000 and served as Counsel to the Chairman until July 2001. Since August 2001, Mr. Greenstein has served as the President of the Company and since December 2003, he has also served as a director of the Company. Prior to joining the Company, Mr. Greenstein was a partner in the law firm of Morrison & Foerster LLP from February 1997 to November 1999 where he served as the Chairman of that firm’s New York Office Business Department. Concurrently, Mr. Greenstein served as General Counsel and Secretary of Net2Phone, Inc. from January 1999 to November 1999. Prior to 1997, Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Greenstein also served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves on the Boards of Directors of Mainframe Entertainment, Inc. (TSX:MFE) and Document Security Systems, Inc. (AMEX:DMC) and the Board of Advisors of the Columbia Law School Center on Corporate Governance. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School.

Stephen R. Brown joined the Company as its Chief Financial Officer in May 1995 and has been a director of the Company since February 2000. Since June 2002, Mr. Brown has also served as the Treasurer of the Company and, since November 2003, has served as Co-Chairman on the Board of Directors of IDT Entertainment, Inc. Since December 2002, Mr. Brown has also served as the Treasurer of IDT Entertainment, Inc. Mr. Brown was a director of Net2Phone, Inc. from October 2001 to October 2004. Mr. Brown is currently the Chairman of DPS Film Roman, Inc., the Chairman of Digital Production Solutions, Inc., and serves on the Boards of Directors of Mainframe Entertainment, Inc. (TSX:MFE), POW! Entertainment, Inc. and Vanguard Animation LLC. From 1985 to May 1995, Mr. Brown operated his own public accounting practice. Mr. Brown received a B.A. degree in Economics from Yeshiva University and a B.B.A. degree in Business and Accounting from Baruch College.

Marcelo Fischer has served as the Company’s Controller since May 2001 and Chief Accounting Officer since December 2001. Prior to joining the Company, Mr. Fischer was the Corporate Controller of Viatel, Inc. from 1999 until 2001. From 1998 through 1999, Mr. Fischer was the International Controller of the Consumer International Division of Revlon, Inc. From 1991 through 1998, Mr. Fischer held various accounting and finance positions at Colgate-Palmolive Corporation. Mr. Fischer, a Certified Public Accountant, received an M.B.A. degree in Finance and Accounting from New York University Stern School of Business and a B.A. degree in Economics from University of Maryland.

Marc E. Knoller has been a director of the Company since March 1996 and Senior Vice President since December 1998. Mr. Knoller joined the Company as a Vice President in March 1991 and also served as a director of its predecessor since such time. Since December 2001, Mr. Knoller also has served as the President and Chief Operating Officer of IDT Media, Inc. From 1988 until March 1991, Mr. Knoller was director of national sales for Jonas Publishing Corp., a publisher of trade directories. Mr. Knoller has served as Vice President of Jonas Publishing from 1991 until the present. Mr. Knoller received a B.B.A. from Baruch College.

Moshe Kaganoff has served as the Company’s Executive Vice President of Strategic Planning since January 2000 and has been a director of the Company since March 1999. From April 1994 through July 1998, Mr. Kaganoff served as the Company’s Manager of Operations. Since August 2001, Mr. Kaganoff has also served as Executive Vice President of Strategic Planning for IDT Telecom, Inc. Mr. Kaganoff holds a B.A. in Economics from Yeshiva University.

Morris Lichtenstein has served as the Executive Vice President of Business Development of the Company since January 2000. From January 1999 to December 1999, Mr. Lichtenstein served as Controller of the Company. Since May 2001, Mr. Lichtenstein has also served as the Vice Chairman of the Board of Directors and Chief Executive Officer of IDT Telecom, Inc. From 1988 to 1998, Mr. Lichtenstein served as the Controller of Mademoiselle Knitwear, Inc. Mr. Lichtenstein received a B.A. from Touro College.

Morris Berger has served as the Executive Vice President of Business Development of the Company since May 2003. Mr. Berger has also served as the Chief Executive Officer of IDT Entertainment, Inc. since December 2003 and as a director of IDT Entertainment, Inc. since June 2004. From October 2003 until December 2003,

Mr. Berger also served as the Executive Vice President of the Animation Division of IDT Media, Inc. (the predecessor to IDT Entertainment). From September 2002 until October 2003, Mr. Berger served as the Executive Vice President, Marketing of IDT Media, Inc. Prior to joining the Company in 2001, Mr. Berger was the Chief Marketing Officer of Net2Phone, Inc. from 1999 until 2001. Prior to that, Mr. Berger served as Chief Executive Officer and Founder of Multi-Media Tutorial Services, a publicly traded educational direct marketing company. Mr. Berger graduated from Bar Ilan University in Israel in 1979.

Kathleen B. Timko has served as the Executive Vice President of Technology of the Company since September 2004. Ms. Timko has served as the Chief Technology Officer and a director of IDT Telecom, Inc. since May 2001 and is responsible for the technical development and operations of the Company’s global telecommunications network and information systems, including network planning, engineering, applications development and MIS. Ms. Timko began her career with the Company in 1998 as Vice President of Engineering and Chief Operating Officer of InterExchange, the Company’s engineering and technology subsidiary. Ms. Timko received a B.S. in Mechanical Engineering from Virginia Polytechnic Institute and State University and a M.S. in Computer Science from Boston University.

Diane Clark has served as the Company’s Chief Legal Officer since June 2004. Ms. Clark joined the Company in July 1997 and served as Associate General Counsel from July 1997 until April 1999. From May 1999 until June 2004, Ms. Clark served as Managing Attorney of the Company. Prior to joining the Company, Ms. Clark was an associate at the law firm of Courter, Kobert, Laufer & Cohen. She received a B.A. from Rutgers College and a J.D. from Western New England College School of Law.

J. Warren Blaker has served as a director of the Company since March 1996. Dr. Blaker has been Professor of Physics and Director of the Center for Lightwave Science and Technology at Fairleigh Dickinson University since 1987. Prior to such time, Dr. Blaker worked in various capacities in the optics industry, including serving as Chief Executive Officer of University Optical Products, Inc., a wholly owned subsidiary of University Patents, Inc., from 1982 to 1985. Dr. Blaker received a B.S. from Wilkes University and a Ph.D. from the Massachusetts Institute of Technology.

James S. Gilmore, III has served as a director of the Company since September 2003. Mr. Gilmore is presently a partner at the Washington office of the law firm of Kelly, Drye & Warren LLP, where he chairs the Homeland Security Practice Group, and President of USA Secure. From 1998 to 2002, Mr. Gilmore was Governor of Virginia and was in office when the Pentagon was attacked on September 11, 2001. Since 1999, Mr. Gilmore has been Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism Involving Weapons of Mass Destruction, also known as the “Gilmore Commission.” He received an undergraduate degree in Foreign Affairs from the University of Virginia in 1971. Mr. Gilmore serves as Chairman of the Board of Visitors of the United States Air Force Academy.

Jack Kemp has served as a director of the Company since April 2003. From October 2001 through April 2003, Mr. Kemp served on the Board of Directors of IDT Telecom, Inc. Mr. Kemp had also previously served on the Board of Directors of IDT Media, Inc. Mr. Kemp is currently co-chair of FreedomWorks Empower America, a non-profit grassroots advocacy organization he formed in July 2004 with the merger of Empower America and Citizens for a Sound Economy. From January 1993 until July 2004, he was co-director of Empower America, a Washington, D.C.-based public policy and advocacy organization he co-founded with William Bennett and Ambassador Jeane J. Kirkpatrick. Mr. Kemp served four years as Secretary for Housing and Urban Development under President George H. Bush and authored the Enterprise Zones legislation to encourage entrepreneurship and job creation in urban America. In 1995, Mr. Kemp served as Chairman of the National Commission on Economic Growth and Tax Reform and in August 1996 received the Republican Party’s nomination for Vice President. Prior to serving in President Bush’s cabinet, Mr. Kemp was a member of the U.S. House of Representatives from 1971 to 1989, representing the Buffalo area and Western New York. Mr. Kemp graduated from Occidental College. Mr. Kemp played for 13 years as a professional football quarterback. He was captain of the San Diego Chargers from 1960-1962 and captain of the Buffalo Bills, the team he quarterbacked to the American Football League Championships in 1964 and 1965.

Jeane J. Kirkpatrick has served as a director of the Company since September 2004. Ambassador Kirkpatrick is currently the Leavey Professor of Government at Georgetown University and a Senior Fellow at the American Enterprise Institute. In 2003, Ambassador Kirkpatrick headed the U.S. delegation to the Human Rights Commission. In 2002, the Council on Foreign Relations established the Jeane J. Kirkpatrick Chair in National Security, and in 1999 the Kennedy School at Harvard University established the Kirkpatrick Chair in International Affairs. She has held the Leavey Chair of Government at Georgetown University since 1978. In 1992, Ambassador Kirkpatrick chaired the Secretary of Defense Commission on Fail Safe and Risk Reduction of the Nuclear Command and Control System. From 1985 to 1993, Ambassador Kirkpatrick served on the Defense Policy Review Board and from 1985 to 1990 she served as a member of the President’s Foreign Intelligence Advisory Board. Ambassador Kirkpatrick was the permanent representative of the United States to the United Nations and was a member of President Ronald Reagan’s Cabinet and National Security Council. Ambassador Kirkpatrick received an A.B. from Barnard College, M.A. and Ph.D. degrees from Columbia University, and studied at the Institute de Science Politique in Paris.

William F. Weld has served as a director of the Company since February 2000. Mr. Weld has been a principal at Leeds Weld & Co., a private equity investment firm, since January 2001, and chairman of the Leeds Weld & Co. board of advisors since 1998. From 1991 to 1997, Mr. Weld served as Governor of Massachusetts. Prior to becoming Governor, Mr. Weld served as Assistant U.S. Attorney General in charge of the Criminal Division of the United States Department of Justice in Washington, D.C. from 1986 to 1988, and as the United States Attorney for Massachusetts from 1981 to 1986. He has been a partner in three law firms in Boston and New York. Mr. Weld received his B.A. from Harvard University, a diploma in international economics from Oxford University and his J.D. from Harvard Law School.

Relationships among Directors or Executive Officers

Mr. Howard S. Jonas and Ms. Joyce J. Mason are brother and sister. There are no other familial relationships among any of the directors or executive officers of the Company.

Certain Relationships and Related Transactions

Indebtedness of Management

In Fiscal 2002, the Company extended loans to each of the following executive officers and former executive officers of the Company in the principal amount of $150,000 that bear interest at the rate of 8% per annum: Morris Lichtenstein, the Company’s Executive Vice President of Business Development; Jonathan Levy, then the Company’s Executive Vice President of Corporate Development; Moshe Kaganoff, the Company’s Executive Vice President of Strategic Planning and also a director of the Company; Geoffrey Rochwarger, then the Company’s Executive Vice President of Telecommunications and also then a director of the Company; and Charles Garner, the Company’s former Executive Vice President of New Ventures. The entire amount of each of the loans of Messrs. Lichtenstein, Levy, Kaganoff and Rochwarger is currently outstanding and is due on December 31, 2004. Pursuant to a separation agreement between Mr. Garner and the Company entered into during Fiscal 2002, Mr. Garner’s loan was forgiven and he was extended another loan in the principal amount of $1,000,000 that bears interest at the lowest rate permissible under applicable law without incurring additional tax obligations. This loan is payable out of the proceeds of the exercise of IDT Telecom, Inc. stock options held by Mr. Garner and will be forgiven if Mr. Garner does not exercise such options by certain dates (which will result in the forfeiture by Mr. Garner of such options), with Mr. Garner paying all applicable taxes relating to such forgiveness. In each of Fiscal 2003 and Fiscal 2004, Mr. Garner did not exercise the IDT Telecom stock options held by him (resulting in the forfeiture of such options) and one-third of the principal amount of his loan was forgiven in each such fiscal year.

In Fiscal 2002, the Company extended a loan to Stephen R. Brown, the Company’s Chief Financial Officer and a director of the Company, in the principal amount of $300,000 that bears interest at the rate of 8% per annum. The entire amount of this loan is currently outstanding and is due on December 31, 2004. In addition, in Fiscal 2002, Morris Lichtenstein was extended a loan in the principal amount of $1,000,000 that bears interest at the rate of 6% per year. Mr. Lichtenstein has committed to repay the amount due in equal one-third installments on or before July 31 in each of 2003, 2004 and 2005. The first and second installments of such loan were repaid in Fiscal 2003 and Fiscal 2004, respectively.

In Fiscal 2001, the Company extended loans bearing interest at a rate of 6% per annum in the principal amounts of $2,350,000, $1,000,000 and $275,000 to Morris Lichtenstein, Stephen R. Brown, and Jonathan Levy, respectively. Each of Messrs. Lichtenstein, Brown and Levy has committed to pay all outstanding amounts due in equal one-third installments on or before July 31, in each of 2003, 2004 and 2005. The first and second installments of each of such loans were repaid prior to July 31, 2003 and July 31, 2004, respectively.

In Fiscal 2001, Marc E. Knoller, the Company’s Senior Vice President, obtained a loan from the Company in the principal amount of $346,441 that bears interest at a rate of 8% per annum. Mr. Knoller has committed to repay the loan in equal one-third installments on or before July 31 in each of 2003, 2004 and 2005. Mr. Knoller repaid the first and second installments of such loan prior to July 31, 2003 and July 31, 2004, respectively, and has paid an additional $15,465, leaving a balance due of $100,016 to be repaid prior to July 31, 2005. In Fiscal 2001, Michael Fischberger, the Company’s former Chief Operating Officer, obtained a loan from the Company in the principal amount of $300,000 that bears interest at a rate of 8% per annum. Mr. Fischberger’s loan is currently outstanding and is due on December 31, 2004. During Fiscal 2001, each of the following three executive officers of the Company also received a loan from the Company in the principal amount of $150,000 that bears interest at the rate of 8% per annum: Geoffrey Rochwarger, Moshe Kaganoff and Jonathan Levy. The entire amount of each of these loans is currently outstanding and is due on December 31, 2004.

In Fiscal 2000, the Company extended a loan bearing interest at a rate of 6% per annum to Morris Lichtenstein, in the principal amount of $300,000. Mr. Lichtenstein has committed to repay the loan in equal one-third installments on or before July 31 in each of 2003, 2004 and 2005. The first and second installments of such loan were repaid prior to July 31, 2003 and July 31, 2004, respectively.

In connection with the initial public offering of Net2Phone, Inc., in July 1999, each of Stephen R. Brown, Moshe Kaganoff, Geoffrey Rochwarger and Michael Fischberger borrowed $117,600 from the Company. All of the proceeds of these loans were used to purchase shares of Net2Phone common stock upon the exercise of stock options. As a condition to receiving these loans, these officers agreed to surrender 240 then-exercisable Net2Phone options. The loans bear interest at the rate of 7% per annum. Each of Messrs. Brown, Kaganoff, Rochwarger and Fischberger have committed to repay their respective loans in equal one-third installments on or before July 31 in each of 2003, 2004 and 2005. The first two installments of such loans were repaid in Fiscal 2003 and Fiscal 2004 on or before the applicable due dates.

Transactions with Management and Others

In Fiscal 2001, Net2Phone extended a loan to Stephen Greenberg, then the Chief Executive Officer of Net2Phone, in the principal amount of $600,000 with a term of three years and an interest rate equal to the applicable short term federal rate. Mr. Greenberg repaid this loan in full in Fiscal 2004.

In Fiscal 2002, Net2Phone extended a loan to Mr. Greenberg in the principal amount of $3,600,000 and an interest rate equal to the applicable short term federal rate. The loan is due on April 9, 2005. The loan is non-recourse to Mr. Greenberg and is secured by options to purchase 300,000 shares of Net2Phone common stock granted to Mr. Greenberg in April 2002.

In Fiscal 2001, pursuant to an employment agreement with Mr. Bruce Shoulson, Net2Phone’s former General Counsel, Net2Phone guaranteed that the value of 150,000 options to purchase Net2Phone common stock held by Mr. Shoulson would be at least $1,600,000 on January 7, 2004. To the extent the value of such options was less than $1,600,000, Net2Phone would pay Mr. Shoulson the difference in cash. On January 7, 2004, the value of the 150,000 options was approximately $700,000. As required by the agreement, Net2Phone paid approximately $900,000 to Mr. Shoulson at that time.

On October 22, 2003, Net2Phone Cable Telephony, LLC, a wholly owned subsidiary of Net2Phone, entered into an agreement with Liberty Cablevision of Puerto Rico, Inc., a wholly owned subsidiary of Liberty Media Corporation, to exclusively deploy and manage Liberty Cablevision of Puerto Rico’s residential cable telephony offering.

In Fiscal 2004, the Company billed $84,000 for connectivity and other services it provided to Jonas Publishing, which is owned by Howard S. Jonas, the Chairman of the Board of Directors and, until October 2004, the Chairman of the Board of Directors of Net2Phone, Inc. and Net2Phone’s Vice Chairman since October 2004. As of July 31, 2004, Jonas Publishing owed the Company approximately $126,000.

Certain of the Company’s subsidiaries currently lease a facility located in Hackensack, New Jersey from a corporation which is wholly owned by Howard S. Jonas. Aggregate lease payments under such lease were approximately $69,000 in Fiscal 2004.

The Company and Net2Phone obtain insurance policies from several insurance brokers. In Fiscal 2004, some of the policies were arranged through a company affiliated with Jonathan Mason, the husband of Joyce J. Mason, the Senior Vice President, General Counsel, Secretary and a director of the Company and a director of Net2Phone, Inc. until October 2004 (and the sister of Howard S. Jonas), and Irwin Jonas, the father of Joyce J. Mason and Howard S. Jonas. The aggregate premiums paid by the Company and Net2Phone directly with respect to those policies in Fiscal 2004 were approximately $1,203,000 and $729,000, respectively. In Fiscal 2004, the Company and Net2Phone also paid premiums in the amount of $6,290,000 and $1,493,000, respectively, to third parties that in turn shared commissions with respect to these premiums with the affiliated company. Other policies were written by other brokers with no commissions received or shared by the affiliated company. All insurance coverage of the Company and Net2Phone is reviewed by an outside independent insurance consultant to ensure that these insurance policies are both necessary and reasonable.

The Company and Net2Phone, Inc. made payments for food-related expenses during Fiscal 2004 of approximately $908,000 and $18,000, respectively, to a food service provider owned by Samuel Jonas, the son of Howard S. Jonas, that operates a cafeteria in the Company’s headquarters and provides certain off-site catering services to the Company.

James A. Courter, the Chief Executive Officer and Vice Chairman of the Company, was previously a partner in the law firm of Courter, Kobert & Cohen, P.C., which has served as counsel to the Company since July 1996. The Company paid fees to the firm that were less than 5% of the firm’s gross revenues for Fiscal 2004.

Certain Business Relationships

William F. Weld, a director of the Company, is Of Counsel to the law firm of McDermott, Will & Emery LLP, which has served as counsel to the Company since November 1999. The Company paid fees to the firm that were less than 5% of the firm’s gross revenues for Fiscal 2004.

In Fiscal 2004, the Company invested approximately $496,000 in an investment fund managed by Leeds Weld & Co. Mr. Weld is a principal in Leeds Weld & Co. Management fees paid to this investment fund in Fiscal 2004 were approximately $50,000.

James S. Gilmore, III, a director of the Company, is a Partner at the law firm of Kelly, Drye & Warren LLP, which served as counsel to the Company during Fiscal 2004. The Company paid fees to the firm that were less than 5% of the firm’s gross revenues for Fiscal 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock (and Class A Common Stock, assuming conversion of all shares of Class A Common Stock into Common Stock) and Class B Common Stock, Common Stock of IDT Telecom, Inc. (and Class A Common Stock of IDT Telecom, assuming conversion of all shares of Class A Common Stock into Common Stock of IDT Telecom), a privately held subsidiary of the Company, Common Stock of Net2Phone, Inc. (and Class A Common Stock of Net2Phone, assuming conversion of all shares of Class A Common Stock into Common Stock of Net2Phone), a publicly traded subsidiary of the Company, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock (and Class A Common Stock, on an as-converted basis) or the Class B Common Stock of the Company, (ii) each of the Company’s directors and the Named Executive Officers (as defined below), and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them. Each holder of Common Stock is entitled to one vote per share, each holder of Class A Common Stock is entitled to three votes per share and each holder of Class B Common Stock is entitled to one-tenth of a vote per share.

The security ownership information is given as of October 21, 2004 and, in the case of percentage ownership information, is based on the following amount of outstanding shares: (i) 28,662,921 shares of Common Stock (assuming conversion of all 9,816,988 currently outstanding shares of Class A Common Stock into Common Stock); (ii) 67,767,040 shares of Class B Common Stock; (iii) 157,500 shares of Common Stock of IDT Telecom (assuming the conversion of all 150,000 shares of Class A Common Stock of IDT Telecom into Common Stock); and (iv) 76,828,527 shares of Common Stock of Net2Phone (assuming conversion of all 28,911,750 currently outstanding shares of Class A Common Stock of Net2Phone into Common Stock of Net2Phone).

	Number of Shares of Common Stock		Percentage of Ownership of Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Power	Common Stock of IDT Telecom		Percentage of Ownership of Common Stock of IDT Telecom	Common Stock of Net2Phone		Percentage of Ownership of Common Stock of Net2Phone
Howard S. Jonas 520 Broad Street Newark, NJ 07102	11,643,296	(1)	40.6%	6,133,846	(1)	9.1%	57.9%	150,000	(23)	95.2%	30,420,548	(26)	39.6%
Liberty Media Corporation 12300 Liberty Blvd. Englewood, CO 80112	—		—	13,483,089	(2)	19.9%	2.5%	7,500		4.8%	30,146,750	(27)	39.2%
Oppenheimer Funds, Inc. 6803 South Tucson Way Centennial, CO 80112	—		—	6,405,440	(3)	9.5%	1.2%	—		—	—		—
Barclays Global Investors, N.A. 45 Freemont Street, 17th Floor, San Francisco, CA 94105	1,164,963	(4)	6.2%	—		—	2.1%	—		—	—		—
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	1,658,550	(5)	8.8%	—		—	3.0%	—		—	—		—
James A. Courter	1,501	(6)	*	2,267,554	(6)	3.3%	*	702	(24)	*	30,501,852	(28)	39.7%
Ira A. Greenstein	974	(7)	*	215,554	(7)	*	*	234	(24)	*	—		—
Stephen R. Brown	2,210	(8)	*	200,554	(8)	*	*	234	(24)	*	87,180	(29)	*
Moshe Kaganoff	1,206	(9)	*	115,001	(9)	*	*	374	(24)	*	—		—
Joyce J. Mason	16,728	(10)	*	334,010	(10)	*	*	58	(24)	*	50,600	(29)	*
Marc E. Knoller	1,435	(11)	*	199,626	(11)	*	*	234	(24)	*	48,300	(29)	*
Jonathan Levy	1,313	(12)	*	140,706	(12)	*	*	421	(24)	*	58,710	(29)	*
Morris Lichtenstein	1,054	(13)	*	159,992	(13)	*	*	2,528	(24)	*	34,110	(29)	*
Rudy Boschwitz	—		—	51,998	(14)	*	*	—		—	—		—
J. Warren Blaker	—		—	121,666	(15)	*	*	—		—	—		—
Saul K. Fenster	500	(16)	*	43,498	(16)	*	*	—		—	—		—
Jeane J. Kirkpatrick	—		—	5,999	(17)	*	*	—		—	—		—
William F. Weld	—		—	6,666	(18)	*	*	—		—	—		—
Jack Kemp	—		—	101,998	(19)	*	*	—		—	1,000	(29)	*
Michael J. Levitt	—		—	71,998	(20)	*	*	—		—	—		—
James S. Gilmore, III	—		—	31,998	(21)	*	*	—		—	—		—
All directors and executive officers as a group (21 persons)	11,674,723	(22)	40.7%	10,412,054	(22)	14.5%	59.8%	155,223	(25)	95.4%	30,878,052	(30)	40.0%

*	Less than 1%.
(1)	Includes an aggregate of 9,816,988 shares of Class A Common Stock, 1,826,308 shares of Common Stock and 6,133,846 shares of Class B Common Stock, consisting of (i) 9,797,418 shares of Class A Common Stock held by Mr. Jonas directly, (ii) 19,570 shares of Class A Common Stock held by The Jonas Family Limited Partnership, (iii) 825,142 shares of Common Stock beneficially owned by the Jonas Foundation, (iv) 1,000,000 shares of Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, (v) 1,166 shares of Common Stock held by Mr. Jonas in his 401(k) plan, (vi) 1,278,992 shares of Class B Common Stock held directly by Mr. Jonas, (vii) 1,200,000 shares of Class B Common Stock beneficially owned by the Howard S. and Deborah Jonas Foundation, (viii) 19,570 shares of Class B Common Stock beneficially owned by the Jonas Family Limited Partnership, (ix) an aggregate of 3,406,176 shares of Class B Common Stock beneficially owned in equal amounts by eight separate Trusts under Article Four of the Howard S. Jonas 1996 Annuity Trust Agreement for the benefit of the children of Mr. Jonas, and (x) 229,108 shares of Class B Common Stock beneficially owned by the Howard S. Jonas 1998 Annuity Trust. Mr. Jonas is the General Partner of The Jonas Family Limited Partnership and, with his wife Deborah Jonas, is the co-trustee of each of The Jonas Foundation, the Howard S. and Deborah Jonas Foundation, each of the Trusts under Article Four of the Howard S. Jonas 1996 Annuity Trust Agreement and the Howard S. Jonas 1998 Annuity Trust.
(2)	Based solely upon a Form 13D/A filed on March 3, 2004. Liberty Media also owns 7,500 shares of common stock of IDT Telecom, Inc. (approximately 4.8% of the total outstanding) and 88.235 shares of IDT Media, Inc. (approximately 5.6% of the total outstanding).
(3)	Based solely upon a Form 13G filed on August 10, 2004.
(4)	Based solely upon a Form 13G filed on February 13, 2004.
(5)	Based solely upon a Form 13G/A filed on February 6, 2004.
(6)	Includes (a) 26,667 restricted shares of Class B Common Stock held by Mr. Courter directly, (b) 1,501 shares of Common Stock held by Mr. Courter in his 401(k) Plan and (c) 2,240,887 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(7)	Includes (a) 26,667 restricted shares of Class B Common Stock held by Mr. Greenstein directly, (b) 974 shares of Common Stock held by Mr. Greenstein in his 401(k) Plan and (c) 188,887 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(8)	Includes (a) 1,000 shares of Common Stock and 1,000 shares of Class B Common Stock held by Mr. Brown directly, (b) 26,667 restricted shares of Class B Common Stock held by Mr. Brown directly, (c) 1,210 shares of Common Stock held by Mr. Brown in his 401(k) Plan and (d) 172,887 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(9)	Includes (a) 16,000 restricted shares of Class B Common Stock held by Mr. Kaganoff directly, (b) 1,206 shares of Common Stock held by Mr. Kaganoff in his 401(k) Plan and (c) 99,001 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(10)	Includes (a) 10,380 shares of Common Stock and 14,298 shares of Class B Common Stock held by Ms. Mason directly, (b) 13,333 restricted shares of Class B Common Stock held by Ms. Mason directly, (c) 1,708 shares of Common Stock held by Ms. Mason in her 401(k) Plan, (d) an aggregate of 4,640 shares of Common Stock and 14,335 shares of Class B Common Stock owned by Ms. Mason’s husband, son and daughter and (e) 292,044 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(11)	Includes (a) 459 shares of Class B Common Stock held by Mr. Knoller directly, (b) 20,000 restricted shares of Class B Common Stock held by Mr. Knoller directly, (c) 1,435 shares of Common Stock held by Mr. Knoller in his 401(k) Plan and (d) 179,167 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(12)	Includes (a) 41 shares of Common Stock and 41 shares of Class B Common Stock held by Mr. Levy directly, (b) 25,000 restricted shares of Class B Common Stock held by Mr. Levy directly, (c) 1,272 shares of Common Stock held by Mr. Levy in his 401(k) Plan and (d) 115,665 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(13)	Includes (a) 1,103 shares of Class B Common Stock held by Mr. Lichtenstein directly, (b) 26,667 restricted shares of Class B Common Stock held by Mr. Lichtenstein directly, (c) 1,054 shares of Common Stock held by Mr. Lichtenstein in his 401(k) Plan and (d) 132,222 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(14)	Includes (a) 5,332 restricted shares of Class B Common Stock held by Mr. Boschwitz directly and (b) 46,666 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(15)	Includes (a) 5,000 restricted shares of Class B Common Stock held by Mr. Blaker directly and (b) 116,666 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(16)	Includes (a) 500 shares of Common Stock and 1,500 shares of Class B Common Stock owned by Mr. Fenster’s wife, (b) 5,332 restricted shares of Class B Common Stock held by Mr. Fenster directly and (c) 36,666 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days. Mr. Fenster disclaims beneficial ownership of all shares owned by his wife.
(17)	Includes (a) 2,666 restricted shares of Class B Common Stock held by Ambassador Kirkpatrick directly and (b) 3,333 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(18)	Includes 6,666 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(19)	Includes (a) 5,332 restricted shares of Class B Common Stock held by Mr. Kemp directly and (b) 96,666 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(20)	Includes (a) 5,332 restricted shares of Class B Common Stock held by Mr. Levitt directly and (b) 66,666 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(21)	Includes (a) 5,332 restricted shares of Class B Common Stock held by Mr. Gilmore directly and (b) 26,666 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.
(22)	Includes the shares and options set forth above with respect to the executive officers and directors named in the table above and the following additional amounts held by certain executive officers not named in the table above (a) 41 shares of Common Stock held directly by an executive officer not included in the table above, (b) 4,465 shares of Common Stock held in certain executive officers’ 401(k) plans, (c) 41 shares of Class B Common Stock held directly by an executive officer, (d) 56,000 restricted shares of Class B Common Stock held directly by certain executive officers, (e) 152,500 shares of Class B Common Stock of the Company issuable upon the exercise of stock options exercisable within 60 days, and (f) 849 shares of Class B Common Stock held by certain executive officers through the Company’s Employee Stock Purchase Plan.
(23)	Consists of 150,000 shares of Common Stock of IDT Telecom, Inc. held by the Company which may be deemed beneficially owned by Mr. Jonas. Mr. Jonas disclaims beneficial ownership of these shares.
(24)	Consists of shares issuable upon the exercise of stock options exercisable within 60 days.
(25)	Includes the shares and options set forth above with respect to the executive officers and directors named in the table above and 438 shares of Common Stock of IDT Telecom issuable upon the exercise of stock options exercisable within 60 days by certain executive officers not named in the table above, all as adjusted for the most recent recapitalization.
(26)	Includes 28,896,750 shares held by NTOP Holdings, LLC, of which the Company is a member, and 1,523,798 shares held directly by the Company which may be deemed to be beneficially held by Mr. Jonas. Mr. Jonas disclaims beneficial ownership of these shares. Does not include 6,900,000 shares of Class A Common Stock that will be issued by Net2Phone to the Company as of the date certain definitive telecommunication services agreement and related agreements are executed between the Company and Net2Phone.
(27)	Includes 28,896,750 shares held by NTOP Holdings, LLC, of which an indirect subsidiary of Liberty Media Corporation is a member, and 1,250,000 shares held directly by Liberty Media Corporation.
(28)	Includes 28,896,750 shares held by NTOP Holdings, LLC, of which the Company is a member, and 1,523,798 shares held by the Company, which may be deemed to be beneficially owned by Mr. Courter. Mr. Courter disclaims beneficial ownership of these shares. Also includes 81,304 shares issuable upon the exercise of stock options exercisable within 60 days. Does not include 6,900,000 shares of Class A Common Stock that will be issued by Net2Phone to the Company as of the date certain definitive telecommunication services agreement and related agreements are executed between the Company and Net2Phone.
(29)	Consists of shares of Common Stock of Net2Phone that are beneficially owned or that are issuable upon the exercise of stock options excisable within 60 days.
(30)	Includes 28,896,750 shares held by NTOP Holdings, LLC, of which the Company is a member, 1,523,798 shares held by the Company and 457,504 shares beneficially owned by directors and executive officers or issuable to them upon the exercise of stock options exercisable within 60 days. Does not include 6,900,000 shares of Class A Common Stock that will be issued by Net2Phone to the Company as of the date certain definitive telecommunication services agreement and related agreements are executed between the Company and Net2Phone.

EXECUTIVE COMPENSATION

The following table sets forth certain information for the Company’s last three completed fiscal years concerning the compensation of the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers as of July 31, 2004 (collectively, the “Named Executive Officers”). Except as described below, the Company does not have any executive long-term compensation or incentive plans.

Summary Compensation Table

Name and Principal Position	Annual Compensation				Other Annual Compensation($)	Long Term Compensation		All Other Compensation($)
	Year	Salary($)	Bonus($)			Restricted Stock Awards($)(1)	Securities Underlying Options(#)(2)
James A. Courter Chief Executive Officer and Vice Chairman of the Board of Directors	2004 2003 2002	259,615 250,000 250,000	750,000 618,750 975,000	(3)	— — —	599,741	66,666 200,000 1,000,000	26,365 24,269 33,879	(4)
Ira A. Greenstein President and Director	2004 2003 2002	259,615 250,000 250,000	750,000 618,750 975,000		— — —	599,741	66,666 200,000 65,000	11,583 10,927 13,472	(5)

Stephen R. Brown Chief Financial Officer, Treasurer and Director	2004 2003 2002	259,615 250,000 250,000	1,320,058 991,283 975,000		— — —	599,741	66,666 200,000 50,000	18,544 17,560 12,209	(6)
Morris Lichtenstein Executive Vice President of Business Development	2004 2003 2002	259,615 250,000 250,000	2,815,342 3,050,252 975,000		— — —	599,741	66,666 200,000 50,000	15,031 14,584 16,733	(7)
Jonathan Levy Former Executive Vice President of Corporate Development	2004 2003 2002	259,615 250,000 250,000	733,679 800,154 893,750		— — —	562,250	40,000 90,000 15,000	12,783 12,143 13,808	(8)

(1)	The amounts shown in this column represent the dollar value of the Company’s Class B Common Stock on the date of grant of the restricted stock. All grants of restricted stock were made under the Company’s 1996 Stock Option and Incentive Plan, and vest in three equal annual installments.
(2)	All of such options granted during Fiscal Years 2002, 2003 and 2004 were exercisable for shares of Class B Common Stock. All outstanding options that were exercisable for shares of Common Stock were exchanged on April 25, 2003 for options to purchase the same number of shares of Class B Common Stock. Accordingly, all such options are now exercisable for Class B Common Stock.
(3)	Includes $187,500 of deferred compensation.
(4)	Consists of $23,780 in an automobile allowance, $2,070 in the economic benefit to the executive in split dollar life insurance premiums paid by the Company, and $515 in life insurance and long-term disability insurance premiums paid by the Company.
(5)	Consists of $10,525 in an automobile allowance, $543 in the economic benefit to the executive in split dollar life insurance premiums paid by the Company, and $515 in life insurance and long-term disability insurance premiums paid by the Company.
(6)	Consists of $11,922 in an automobile allowance, $694 in the economic benefit to the executive in split dollar life insurance premiums paid by the Company, and $5,928 in life insurance and long-term disability insurance premiums paid by the Company.
(7)	Consists of $11,745 in an automobile allowance, $408 in the economic benefit to the executive in split dollar life insurance premiums paid by the Company, and $2,878 in life insurance and long-term disability insurance premiums paid by the Company.
(8)	Consists of $11,922 in an automobile allowance, $346 in the economic benefit to the executive in split dollar life insurance premiums paid by the Company, and $515 in life insurance and long-term disability insurance premiums paid by the Company.

Stock Options Granted in Last Fiscal Year

Name	Number of Shares Underlying Options(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year(%)(2)	Exercise Price($)(3)		Date of Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5%($)	10%($)
James A. Courter	33,333 33,333	1.93 1.93	22.30 18.15	(4) (4)	1/15/14 6/27/14	467,462 380,496	1,184,638 964,179
Ira A. Greenstein	33,333 33,333	1.93 1.93	22.30 18.15	(4) (4)	1/15/14 6/27/14	467,462 380,496	1,184,638 964,179
Stephen R. Brown	33,333 33,333	1.93 1.93	22.30 18.15	(4) (4)	1/15/14 6/27/14	467,462 380,496	1,184,638 964,179
Morris Lichtenstein	33,333 33,333	1.93 1.93	22.30 18.15	(4) (4)	1/15/14 6/27/14	467,462 380,496	1,184,638 964,179
Jonathan Levy	20,000 20,000	1.16 1.16	22.30 18.15	(4) (4)	1/15/14 6/27/14	280,480 228,300	710,790 578,513

(1)	All of such options are exercisable for shares of Class B Common Stock.
(2)	Options to purchase 1,728,653 shares of Class B Common Stock were granted to employees in Fiscal 2004.
(3)	Represents the fair market value of the underlying shares of Class B Common Stock on the date of grant.
(4)	Options with respect to one-third of such shares vest on each of December 15, 2004, December 15, 2005 and December 15, 2006.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

The following table provides certain information concerning the number of shares of Common Stock and Class B Common Stock underlying unexercised stock options held by each of the Named Executive Officers, and the value of such stock options as of July 31, 2004.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Class B Common Stock Options at Fiscal Year-End(#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James A. Courter	8,000	111,946	2,135,332	693,334	19,617,372	3,573,578
Ira A. Greenstein	164,800	1,424,989	133,332	233,334	389,256	393,592
Stephen R. Brown	289,000	2,898,878	117,332	215,334	317,881	347,420
Morris Lichtenstein	529,665	5,424,085	76,667	183,334	427,244	126,668
Jonathan Levy	127,000	1,190,000	85,665	125,335	327,564	280,087

(1)	On April 25, 2003, all outstanding options to purchase shares of Common Stock were exchanged for options to purchase the same number of shares of Class B Common Stock.
(2)	The closing price of the Class B Common Stock on July 30, 2004 (the last trading day in Fiscal 2004), as reported on the New York Stock Exchange, was $15.75 per share.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart gives aggregate information regarding grants under all equity compensation plans of the Company through July 31, 2004. Information about the proposed increase to the number of shares reserved under the Plan is not included in the table below and instead can be found under “Proposal No. 2” below.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (1)		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by securityholders	11,346,844		$12.08	1,559,786
Equity compensation plans not approved by securityholders	1,679,449	(2)	$14.41	0

Total	13,026,293		$12.38	1,559,786

(1)	All outstanding options are exercisable for, and all shares available for future issuance are, Class B Common Stock.
(2)	Consists of options to purchase shares of Class B Common Stock with substantially similar terms and vesting provisions as options to purchase Class B Common Stock granted pursuant to the Company’s 1996 Stock Option and Incentive Plan.

Employment Agreements

The Company has entered into employment agreements with Messrs. Jonas and Courter. Mr. Jonas’s employment agreement, dated as of April 1, 2002, provides for a minimum base salary of $250,000, which may be increased, but not decreased, during the term of the agreement. The Company may terminate Mr. Jonas’s employment only for “cause” (as defined in the agreement). If the agreement is terminated without cause, the Company is obligated to pay to Mr. Jonas an amount equal to the sum of his base salary for the remainder of his term. The agreement has a five year term, but is automatically extendable for additional one year periods unless the Board of Directors or Mr. Jonas notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of the agreement.

During Fiscal 2002, Mr. Courter was employed as the Chief Executive Officer of the Company pursuant to an employment agreement, dated as of April 1, 1999 and amended as of August 1, 2001, and subsequently amended as of October 22, 2001. Such employment agreement, as amended, provides for a minimum base salary of $250,000, which may not be decreased, but must be increased from time to time to match the base salary of the highest paid employee of the Company or of any entity controlled by the Company, during the term of the agreement. The Company may terminate Mr. Courter’s employment only for “cause” (as defined in the agreement). In the event of termination without “cause” or in the event Mr. Courter terminates his employment for “good reason” (as defined in the employment agreement), any and all unvested options shall vest automatically and Mr. Courter shall be permitted to exercise any and all options which are outstanding as of the date of his termination within two (2) years from such date. If the agreement is terminated without “cause,” the Company is obligated to pay to Mr. Courter all due and unpaid amounts to which Mr. Courter was then entitled and Mr. Courter’s minimum base salary for the remainder of the employment term but in no event less than twelve months. The amended agreement has a five year term commencing from October 2001, and is automatically extendable for additional one-year periods unless the Board of Directors or Mr. Courter notifies the other, within ninety days of the anniversary of such period, that the agreement will not be extended. Pursuant to the agreement, Mr. Courter has agreed not to compete with the Company for a period of one year following the termination of the agreement. In addition, Mr. Courter was granted options to purchase 300,000 shares of Class B

Common Stock which vest over a three-year period under the original terms of the agreement and, pursuant to the October 2001 amendment, was granted options to purchase an additional 1,000,000 shares of Class B Common Stock which will vest over a five-year period.

Employee Stock Option Program

The Company previously maintained an informal stock option program whereby selected key employees were granted options to purchase shares of Common Stock. The primary purpose of this program was to provide long-term incentives to the Company’s key employees and to further align their interests with those of the Company. Options granted under such program have a term of ten years and are subject to all other reasonable terms and conditions as the Company deems necessary and appropriate. The selection of the participants and the determination of the number of options to be granted to each participant were made by the Compensation Committee of the Board of Directors. The Company does not anticipate that any additional options will be granted under this program. In addition to this program, the Company also has adopted the 1996 Stock Option and Incentive Plan, as Amended and Restated, which is described further in “Proposal No. 2” below.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2004, each of Messrs. Blaker, Fenster, Gilmore, Oppenheimer and Admiral Owens served as a member of the Compensation Committee. Mr. Oppenheimer and Admiral Owens resigned from the Board of Directors and the Compensation Committee during Fiscal 2004, and Messrs. Blaker and Fenster were named to the Compensation Committee in their stead. None of the members of the Compensation Committee were employees of the Company or any of its subsidiaries during Fiscal 2004 or at any other time, nor were any such persons a party to any transaction that was required to be disclosed under the heading “Certain Relationships and Related Transactions.”

Reports of the Compensation Committee and the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph set forth below shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

Report of the Compensation Committee

Philosophy

The compensation philosophy of the Company is to develop and implement policies that will attract and retain executive officers who bring valuable experience and skills to the Company and motivate them to contribute to the Company’s long-term success. By maintaining competitive compensation levels, the Company is able to attract and retain those individuals who are instrumental in helping the Company achieve its business objectives, thereby increasing long-term shareholder value.

The Compensation Committee believes that the development of compensation policies and the review of compensation programs is an evolving process that must take into account significant corporate developments and market dynamics. To that end, the Compensation Committee met 11 times during Fiscal 2004 to discuss and review bonuses, grants of stock options and restricted stock, and, when necessary, severance arrangements for executive officers. In Fiscal 2005, the Compensation Committee intends to continue to reassess the Company’s existing compensation policies and to review outstanding executive officer pay packages and agreements.

Evaluation of Executive Performance in Fiscal 2004

When assessing executive performance, the Compensation Committee considered each executive’s overall contributions to the Company, including:

•	increasing revenues and telecom minutes of use;

•	improving operating margins and successful cost reduction efforts;

•	maintaining a strong balance sheet;

•	expanding the network;

•	expanding the number of geographic markets served;

•	rolling out new products and programs, such as “America Unlimited”;

•	developing new products, such as stored value cards;

•	acquiring and integrating entertainment-related businesses and content;

•	restructuring IDT Solutions; and

•	developing leadership talent throughout the Company.

The Compensation Committee also considers management responses to the significant changes in the global telecom market and the trends in the entertainment industry. It is the Compensation Committee’s opinion that management has developed and implemented effective strategies to address the significant challenges of the global telecommunications market and the trends in the entertainment industry. The success of these efforts and their benefits to the Company cannot always be quantified, but the Compensation Committee believes that these efforts are critical to the Company’s on-going success.

Structure of Compensation Programs

The Company’s compensation programs provide executives with incentives to advance both the short-term and long-term interests of the Company. Accordingly, the Company’s compensation programs of both cash-based and equity-based compensation consist of base salary, annual cash bonuses, stock options and restricted stock awards.

Base Salaries and Bonuses.    Salaries and bonuses for the Company’s executive officers are determined primarily on the basis of each executive officer’s responsibility, the general salary practices of companies with which the Company competes and each officer’s individual qualifications and experience. Bonuses for the Company’s executive officers are based on various financial and non-financial results of the Company and its non-public, majority-owned subsidiaries as described above. A significant portion of bonuses are related to the performance of the Company’s telecom segment, as that is the area that currently generates the bulk of the Company’s revenues and operating profits. Bonuses are paid quarterly and an annual portion is paid as well. The Compensation Committee believes that paying bonuses on a quarterly basis provides the executives with a greater sense of urgency to meet short-term goals. By providing an annual bonus, the Compensation Committee believes that it also provides management with incentives to also focus on long-term goals and not merely quarter to quarter objectives.

Stock Option and Restricted Stock Grants.    Stock options and restricted stock are granted to executive officers and other employees. Stock options provide value to the executive only when the Company’s stock price increases above the stock option exercise price, which is equal to the closing price of the stock on the date that the stock option is granted. Accordingly, the Compensation Committee believes that the appreciation of stock value underlying stock options provides a strong incentive for recipients of awards to manage the Company in accordance with the interests of the Company’s stockholders. Grants of restricted stock further a sense of stock ownership by executive officers and better align their interests with those of the stockholders. In order to enhance the retention of executives, stock options and restricted stock grants generally vest in approximately equal portions over a three-year period. The Compensation Committee determines the number of options or restricted stock to be granted based on the executive’s level of responsibility, prior performance, and other compensation.

Chief Executive Officer Compensation

The Company has entered into an employment agreement with Mr. James A. Courter, dated as of April 1, 1999 and amended on August 1, 2001 and October 22, 2001, pursuant to which Mr. Courter became Chief Executive Officer of the Company, effective August 2001. The employment agreement, as amended, provides for a minimum annual base salary of $250,000, which, during the term of the agreement, may not be decreased, but must be increased from time to time to match the base salary of the highest paid employee of the Company or of any entity controlled by the Company. Pursuant to the agreement, as amended, Mr. Courter was paid a base salary of $259,615 during Fiscal 2004. Mr. Courter was also granted options during Fiscal 2004 to purchase 66,666 shares of Class B Common Stock and 26,667 shares of restricted Class B Common Stock, which options and shares of restricted stock vest in equal installments over a three-year period. Mr. Courter also received a bonus of $750,000, which included $187,500 of deferred compensation, in Fiscal 2004. In determining Mr. Courter’s bonus, the Compensation Committee took into account Mr. Courter’s continued demonstration of vision and leadership, which helped enable the Company to increase its revenues, particularly in its calling card business, to develop its entertainment business and to maintain its strong balance sheet.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

J. Warren Blaker

Saul K. Fenster

James S. Gilmore, III

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter which was amended by the Board of Directors on September 16, 2003. The Committee reviews the charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard. The Board of Directors has also determined that Michael J. Levitt qualifies as an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended July 31, 2004 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

J. Warren Blaker

Saul K. Fenster

Michael J. Levitt

Performance Graph of Stock

The following chart sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Common Stock from July 31, 1999 through July 31, 2004, as well as the cumulative total return on (i) the New York Stock Exchange Composite Index, (ii) Standard & Poor’s SmallCap 600 Index and (iii) the Nasdaq Telecommunications Index during such five-year period.

The chart also sets forth the cumulative total stockholder return (assuming reinvestment of dividends, if any) on the Class B Common Stock from June 1, 2001 (the first date on which the Class B Common Stock was publicly traded) through July 31, 2004. The stock price performance of the graph below is not necessarily indicative of future performance.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE COMPANY’S

1996 STOCK OPTION AND INCENTIVE PLAN,

AS AMENDED AND RESTATED

The Company’s stockholders are being asked to approve an amendment to the Company’s 1996 Stock Option and Incentive Plan, as amended and restated, that will increase the number of shares of Class B Common Stock available for award grants under the Plan by 2,500,000 shares. The Board of Directors adopted the proposed amendments on September 21, 2004, subject to stockholder approval at the Annual Meeting.

The Board of Directors believes that the proposed amendment is necessary in order to provide the Company with a sufficient reserve of shares of Class B Common Stock for future award grants needed to attract and retain the services of key employees, directors and consultants of the Company essential to the Company’s long-term success. As of October 21, 2004, 1,559,774 shares of Class B Common Stock remained available for future award grants under the Plan.

The proposed amendment is being submitted for a stockholder vote in order to enable the Company to grant options which are incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and because such approval may be required or advisable in connection with (i) the provisions set forth in Section 162(m) of the Code relating to the deductibility of certain compensation and (ii) the rules and regulations applicable to New York Stock Exchange-listed companies.

The following description of the Plan, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the Plan, as proposed to be amended. A copy of the Plan, as proposed to be amended, is attached hereto as Exhibit A and has been filed with the SEC with this Proxy Statement.

DESCRIPTION OF THE PLAN

Pursuant to the Plan, employees, directors and consultants of the Company and certain of its non-public, majority-owned subsidiaries are eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and deferred stock units. Options granted under the Plan may be ISOs, or non-qualified stock options (“NQSOs”). Stock appreciation rights (“SARs”) and limited stock appreciation rights (“LSARs”) may be granted either alone or simultaneously with the grant of an option. Restricted stock and deferred stock units may be granted in addition to or in lieu of any other award made under the Plan.

The maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan is 19,455,109 (including the 2,500,000 shares of Class B Common Stock reserved subject to approval by the stockholders of this Proposal). Such share reserves are subject to further adjustment in the event of specified changes to the capital structure of the Company. The shares may be made available either from the Company’s authorized but unissued capital stock or from capital stock reacquired by the Company.

The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Compensation Committee will determine the type of awards, when and to which executives awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable, including the delegation of certain of its authority. In determining the executives to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Compensation Committee deems relevant.

An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the “Fair Market Value” (as defined in the Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to “Ten Percent Stockholders” of the Company (as defined in the Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of Common Stock or Class B Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a “Change in Control,” a “Corporate Transaction” or a “Related Entity Disposition” (in each case, as defined in the Plan).

The Plan provides for automatic formula option and restricted stock grants to eligible non-employee directors of the Company and its non-public, majority-owned subsidiaries. Options to purchase 10,000 shares of Common Stock were granted to each non-employee director upon the consummation of the Company’s initial public offering in March 1996 (the “IPO”) or upon such later date of a non-employee director’s initial election to the Board of Directors. Effective December 31, 2002 until March 12, 2004, options to purchase 10,000 shares of Class B Common Stock were granted to each new non-employee director upon such director’s initial election and qualification for the Board of Directors or the Board of Directors of certain of the Company’s non-public, majority-owned subsidiaries and options to purchase an additional 10,000 shares of Class B Common Stock were granted to each such director for serving on a committee of the Board of Directors of the Company. In addition, until March 12, 2004, options to purchase 10,000 shares of Class B Common Stock were granted annually to each non-employee director on the anniversary date of each such director’s election to the Board of Directors or, if such director was elected to the Board of Directors prior to the IPO, on the anniversary date of the IPO. Effective March 12, 2004, once per year, each non-employee director will receive an option to purchase 3,333 shares of Class B Common Stock and 2,666 shares of restricted stock and each non-employee director who serves as a member of one or more committees of the Board of Directors of the Company as of such grant date shall receive an additional grant of an option to purchase 3,333 shares of Class B Common Stock and 2,666 shares of restricted stock (without duplicate grants for serving on multiple Board committees). New non-employee directors will receive a pro-rata amount (based on projected entire quarters of service following the grant date) of such annual grants on his or her date of initial election and qualification as a non-employee director. The grant date for such annual non-employee director grants was March 12, 2004 and will be each January 5 (or the next business day following January 5) thereafter. Each such option will have an exercise price equal to (or in certain cases, no less than) the Fair Market Value of a share of Class B Common Stock on the date of grant and will be immediately exercisable. All options held by non-employee directors, to the extent not exercised, unless otherwise agreed to by the Company, expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) the first anniversary of the non-employee director’s termination of directorship other than for “Cause” (as defined in the Plan) or (iii) three months following the non-employee director’s termination of directorship for Cause.

The Plan also permits the Compensation Committee to grant SARs and/or LSARS. Generally, SARs may be exercised at such time or times and only to the extent determined by the Compensation Committee and LSARs may be exercised only (i) during the 90 days immediately following a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction (as defined in the Plan). LSARs will be exercisable at such time or times and only to the extent determined by the Compensation Committee. An LSAR granted in connection with an ISO is exercisable only if the Fair Market Value per share of Common Stock or Class B Common Stock, as applicable, on the date of grant exceeds the purchase price specified in the related ISO.

Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or Class B Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Class B Common Stock on the date the SAR is exercised, over (ii) the exercise or other base price of the SAR or, if applicable, the exercise price per share of the option to which the SAR relates.

Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Class B Common Stock during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Class B Common Stock in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company’s assets, approved by the Company’s stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Class B Common Stock shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock or Class B Common Stock, as applicable, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise or other base price of the LSAR or, if applicable, the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

When an SAR or LSAR is exercised, the option to which it relates, if any, will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Plan.

The Plan also provides for the granting of restricted stock awards, which are awards of Class B Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the “restricted period”). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

During the restricted period for a restricted stock award, the grantee will be entitled to receive dividends with respect to, and to vote, the shares of restricted stock awarded to him or her. If, during the restricted period, the grantee’s service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

The Plan further provides for the granting of deferred stock units, which are awards providing a right to receive shares of Class B Common Stock on a deferred basis, subject to such restrictions and a restricted period as the Compensation Committee determines. The Compensation Committee may also impose such other conditions and restrictions, if any, on the payment of shares as it deems appropriate, including the satisfaction of performance criteria. All deferred stock awards become fully vested in the event of a Change of Control, a Corporate Transaction or a Related Entity Disposition.

The grantee of a deferred stock unit will not be entitled to receive dividends or vote the underlying shares until the underlying shares are delivered to the grantee. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

During any one calendar year, no grantee may be granted options to acquire more than an aggregate of 2,000,000 shares of Common Stock and Class B Common Stock or be awarded more than 2,000,000 shares of restricted stock or deferred stock units (in each case subject to further adjustment as provided in the Plan).

The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the Plan; provided, however, that, to the extent required by any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company’s stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

No awards may be granted under the Plan after the tenth anniversary of its initial adoption.

ISOs (and any related SARs) are not assignable or transferable except by the laws of descent and distribution. Non-qualified stock options (and any SARs or LSARs related thereto) may be transferred to the extent permitted by the Compensation Committee. Holders of NQSOs (and any SARs or LSARs related thereto) granted after October 31, 2000 are permitted to transfer such NQSOs for no consideration to such holder’s “family members” (as defined in Form S-8) with the prior approval of the Compensation Committee.

Except as set forth in the table below, the Company cannot now determine the number of options or other awards to be granted in the future under the Plan to officers, directors, employees and consultants.

NEW PLAN BENEFITS

Name and Principal Position	Number of Shares of Class B Common Stock Underlying Options and Restricted Stock
Non-Employee Director Group	167,972	(1)

(1)	Each non-employee director of the Company and certain of its non-public, majority-owned subsidiaries receives an annual grant of 2,666 shares of restricted stock and options to purchase 3,333 shares of Class B Common Stock for being a director and an additional 2,666 shares of restricted stock and options to purchase an additional 3,333 shares of Class B Common Stock for serving on a committee of the Board of Directors of the Company. In Fiscal 2005, this automatic grant will be made on January 5, 2005.

Federal Income Tax Consequences of Awards Granted under the Plan

The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the Plan.

Incentive Stock Options. ISOs granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal “alternative minimum tax,” which depends on the participant’s particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

Further, if after exercising an ISO, a participant disposes of the Class B Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Class B Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period – thereby making a “disqualifying disposition” – the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

A participant who exercises an ISO by delivering Class B Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Class B Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Class B Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights.    Non-qualified stock options granted under the Plan are options that do not qualify as ISOs. A participant who receives an NQSO or an SAR (including an LSAR) will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Class B Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NQSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of a NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If a participant exercises an NQSO by delivering shares of Common Stock or Class B Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant’s tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will he entitled to an equivalent tax deduction.

Other Awards.    With respect to other awards under the Plan that are settled either in cash or in shares of Class B Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Class B Common Stock received. Participants also will not recognize income upon the grant of a deferred stock unit, and will instead recognize ordinary income when shares of Class B Common Stock are delivered in satisfaction of such award.

With respect to restricted stock awards under the Plan that are settled in shares of Class B Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture - absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”) – a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the “Restrictions”) lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Class B Common Stock as of that date over the price paid for such award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Class B Common Stock or other property under the Plan will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying withholding tax liabilities that arise with respect to the delivery of cash or property (or vesting thereof), the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that would otherwise be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Change in Control.    In general, if the total amount of payments to a participant that are contingent upon a “change of control” of the Company (as defined in Section 280G of the Code), including awards under the Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such participant’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation.    With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options, SARs and LSARs granted under the Plan should qualify for the performance-based compensation exception to Section 162(m).

On October 21, 2004, the last reported sale price of the Class B Common Stock on the New York Stock Exchange was $13.71 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE AMENDMENT TO THE PLAN AS DESCRIBED ABOVE.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITORS

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for Fiscal 2005.

In the event that the ratification of this selection of auditors is not approved by a majority of the votes cast by holders of shares of Common Stock, Class A Common Stock and Class B Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

Ernst & Young LLP has served as the Company’s independent auditors since 1993. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

FEES PAID TO ERNST & YOUNG

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended July 31, 2004, and July 31, 2003, and fees billed for the other services rendered by Ernst & Young LLP during those periods.

Year Ended July 31	2003	2004
Audit Fees	$1,104,000	$1,172,500
Audit Related Fees(1)	93,000	113,500
Tax Fees(2)	303,000	457,100
All Other Fees	0	0

Total	$1,500,000	$1,743,100

(1)	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of the Company’s financial statements, and accounting consultations regarding the application of GAAP to proposed transactions.
(2)	Tax Fees consist of the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning (domestic and international).

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditors.

The Audit Committee assesses requests for services by the independent auditors using several factors. The Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent auditors are best positioned to provide the most effective and efficient service based upon their familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT AUDITORS

FOR THE FISCAL YEAR ENDING JULY 31, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than 10 percent of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2004, except that a Form 4 was not filed on a timely basis by each of J. Warren Blaker, a director of the Company (with respect to a gift of shares of Class B Common Stock) and Michael J. Levitt, a director of the Company (with respect to the acquisition of Stock Options).

SUBMISSION OF PROPOSALS FOR THE 2005 MEETING OF STOCKHOLDERS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2005 Annual Meeting of Stockholders must submit such proposals in writing to the General Counsel and Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposal must be received at such address no later than July 12, 2005. In addition, any stockholder proposal submitted with respect to the Company’s 2005 Annual Meeting of Stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s General Counsel and Secretary not less than 45 days prior to the day on which notice of the date of the annual meeting was mailed.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

November 12, 2004

Joyce J. Mason Senior Vice President, General Counsel and Secretary

EXHIBIT A

IDT CORPORATION

1996 STOCK OPTION AND INCENTIVE PLAN

(As Amended and Restated as of June 2004)

1.    Purpose; Types of Awards; Construction.

The purpose of the IDT Corporation 1996 Stock Option and Incentive Plan (the “Plan”) is to provide incentives to executive officers, other key employees, directors and consultants of IDT Corporation (the “Company”), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2.    Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Agreement” shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” means a change in ownership or control of the Company effected through either of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock, or (D) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company’s then outstanding voting securities), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) during any period of not more than two consecutive years, not including any period prior to the initial adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

(d) “Class B Common Stock” shall mean shares of Class B Common Stock, par value $.01 per share, of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

(g) “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of the Company.

(h) “Company” shall mean IDT Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(j) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(k) “Disability” shall mean a Grantee’s inability to perform his or her duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m) “Fair Market Value” per share as of a particular date shall mean (i) the closing sale price per share of Class B Common Stock on the national securities exchange on which the Class B Common Stock is principally traded for the last preceding date on which there was a sale of such Class B Common Stock on such exchange, or (ii) if the shares of Class B Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Class B Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Class B Common Stock in such market, or (iii) if the shares of Class B Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(n) “Grantee” shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

(o) “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(p) “Initial Public Offering” shall mean the underwritten initial public offering of shares of Common Stock, which occurred in March 1996.

(q) “Insider” shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(r) “Limited Right” shall mean a limited stock appreciation right granted pursuant to Section 10.

(s) “Non-Employee Director” means a member of the Board or the board of directors of any Subsidiary (other than Net2Phone, Inc., Film Roman, Inc. or any other Subsidiary that has either (A) a class of “equity securities” (as defined in Rule 3a11-1 promulgated under the Exchange Act) registered under the Exchange Act or (B) adopted any stock option plan, equity compensation plan or similar employee benefit plan in which non-employee directors of such Subsidiary are eligible to participate) who is not an employee of the Company or any Subsidiary.

(t) “Nonqualified Stock Option” shall mean any option not designated as an Incentive Stock Option.

(u) “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Class B Common Stock.

(v) “Option Agreement” shall have the meaning set forth in Section 6.

(w) “Option Price” shall mean the exercise price of the shares of Class B Common Stock covered by an Option.

(x) “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(y) “Plan” means this IDT Corporation 1996 Stock Option and Incentive Plan, as amended from time to time.

(z) “Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(aa) “Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

(bb) “Restricted Period” shall have the meaning set forth in Section 11.

(cc) “Restricted Stock” means shares of Class B Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(dd) “Retirement” shall mean a Grantee’s retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

(ee) “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(ff) “Stock Appreciation Right” shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Class B Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Class B Common Stock as specified in the award or determined by the Committee.

(gg) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(hh) “Tax Event” shall have the meaning set forth in Section 17.

(ii) “Ten Percent Stockholder” shall mean a Grantee who at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(jj) “Deferred Stock Units” mean a Grantee’s rights to receive shares of Class B Common Stock on a deferred basis, subject to such restrictions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(kk) “Non-Employee Director Grant Date” shall mean March 12, 2004, and thereafter each January 5 (or the following business day if January 5 is not a business day) after March 12, 2004.

3.    Administration.

(a) The Plan shall be administered by the Committee, the members of which may be composed of (i) “non-employee directors” under Rule 16b-3 and “outside directors” under Section 162(m) of the Code, or (ii) any other members of the Board.

(b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Class B Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan and any award under the Plan; to reconcile any inconsistent terms in the Plan or any award under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

(d) The Board may delegate to the Chairman of the Company the authority to (i) grant awards under the Plan to employees of the Company and its Subsidiaries who are not officers or directors of the Company, and (ii) execute and deliver documents or take such other ministerial actions on behalf of the Committee with respect to awards. The grant of authority in this Section 3(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Committee delegates authority to the Chairman of the Company pursuant to this Section 3(d), and the Chairman grants awards pursuant to such delegated authority, references in this Plan to the “Committee” as they relate to such awards shall be deemed to refer to the Chairman.

4.    Eligibility.

Awards may be granted to executive officers, other key employees, directors and consultants of the Company or of any Subsidiary. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 14 hereof. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Stock.

(a) The maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan shall be 16,955,109, subject to adjustment as provided in Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. An additional 6,300,000 shares of Common Stock were previously reserved for the grant of awards prior to April 25, 2003, all of which were granted as Options; of such shares, 4,944,891 shares were issued upon the exercise of the Options, and 1,355,109 were removed from the Plan’s authorized shares on April 25, 2003 pursuant to the Option Conversion described in Section 21.

(b) If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Class B Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

(c) In no event may a Grantee be granted during any calendar year Options to acquire more than 2,000,000 shares of Class B Common Stock or more than 2,000,000 shares of Restricted Stock or Deferred Stock Units, subject to adjustment as provided in Section 12 hereof.

6.    Terms and Conditions of Options.

(a) OPTION AGREEMENT. Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director’s service as a member of the Board shall be deemed to be employment with the Company.

(b) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Class B Common Stock to which the Option relates.

(c) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

(d) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Class B Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof.

(e) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock or Class B Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock, including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

(f) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) hereof. An Option may be exercised, as to any or all full shares of Class B Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of Class B Common Stock with respect to which the Option is being exercised.

(g) TERMINATION. Except as provided in this Section 6(g) and in Section 6(h) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that Options granted after November 17, 1998 and on or prior to October 22, 2001 may be exercised within three (3) months after the date of termination (or such different period as the Committee shall prescribe), and Options granted after October 22, 2001 may be exercised within 180 days after the date of termination (or such different period as the Committee shall prescribe).

(h) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee’s employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) hereof), or if the Grantee’s employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

(i) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7.    Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.    Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof:

(a) LIMITATION ON VALUE OF SHARES. To the extent that the aggregate Fair Market Value of shares of Class B Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Class B Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

(b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Class B Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.    Stock Appreciation Rights.

The Committee shall have authority to grant a Stock Appreciation Right, either alone or in tandem with any Option. A Stock Appreciation Right granted in tandem with an Option shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) TIME OF GRANT. A Stock Appreciation Right may be granted at such time or times as may be determined by the Committee.

(b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

(c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable except to the extent any related Option is transferable or as otherwise determined by the Committee. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right during the period beginning two weeks prior to the end of each of the Company’s fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

(d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Class B Common Stock on the date of exercise of such Stock Appreciation Right over the exercise or other base price of the Stock Appreciation Right or, if applicable, the Option Price of the related Option, by (ii) the number of shares of Class B Common Stock as to which such Stock Appreciation Right is being exercised.

(e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option, if any, shall be canceled to the extent of the number of shares of Class B Common Stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Class B Common Stock as to which the Option is exercised or surrendered.

(f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Class B Common Stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

(g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d) may be made solely in whole shares of Class B Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Class B Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Class B Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10.    Limited Stock Appreciation Rights.

The Committee shall have authority to grant a Limited Right, either alone or in tandem with any Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) TIME OF GRANT. A Limited Right may be granted at such time or times as may be determined by the Committee.

(b) EXERCISE. A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. A Limited Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable except to the extent any related Option is transferable or as otherwise determined by the Committee. A Limited Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

(i) in the case of the realization of Limited Rights by reason of an acquisition of common stock described in clause (i) of the definition of “Change in Control” (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

(ii) in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of “Corporate Transaction” (Section 2(j) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

(iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of “Change in Control” or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

(d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10 (c) shall be determined as follows:

(i) The term “Acquisition Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of common stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised.

(ii) The term “Acquisition Spread” as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(iii) The term “Merger Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of common stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date on which such Limited Right is exercised.

(iv) The term “Merger Spread” as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(v) The term “Spread” as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised over (B) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (ii) the number of shares of common stock with respect to which the Limited Right is being exercised.

(e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option, if any, shall cease to be exercisable to the extent of the shares of Class B Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Class B Common Stock available for the grant of future awards pursuant to this Plan. Upon the exercise or termination of a related Option, if any, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Class B Common Stock with respect to which the related Option was exercised or terminated.

(f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Class B Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11.    Restricted Stock.

The Committee may award shares of Restricted Stock to any eligible employee, director or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment or consultant relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary.

(d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

(e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of any of the events specified in Section 13 (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in Section 13. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

11A.    Deferred Stock Units.

The Committee may award Deferred Stock Units to any outside director, eligible employee or consultant. Each award of Deferred Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a) NUMBER OF SHARES. Each Agreement for Deferred Stock Units shall state the number of shares of Class B Common Stock to be subject to an award.

(b) RESTRICTIONS. Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until shares of Class B Common Stock are payable with respect to an award. The Committee may impose such vesting restrictions and conditions on the payment of shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee.

(c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment or consulting relationship with the Company or any Subsidiary shall terminate for any reason prior to the Grantee becoming fully vested in the award, then the Grantee’s rights under any unvested Deferred Stock Units shall be forfeited without cost to the Company or such Subsidiary.

(d) OWNERSHIP. Until shares are delivered with respect to Deferred Stock Units, the Grantee shall not possess any incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

12.    Effect of Certain Changes.

(a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Class B Common Stock available for awards under the Plan, (iii) the number and/or kind of shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b) CHANGE IN CLASS B COMMON STOCK. In the event of a change in the Class B Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Class B Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class B Common Stock within the meaning of the Plan.

13.    Corporate Transaction; Change in Control; Related Entity Disposition.

(a) CORPORATE TRANSACTION. In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

(b) CHANGE IN CONTROL. In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

(c) RELATED ENTITY DISPOSITION. With respect only to awards granted under the Plan after November 17, 1998, the Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock, shall be released from any restrictions on transfer; provided, however, that no such award shall vest pursuant to this Section 13(c) in connection with a Related Entity Disposition consummated prior to November 17, 2000, if such vesting would defeat the ability to account for such transaction as a “pooling” under generally accepted accounting principles. The Continuous Service of a Grantee shall not be deemed to terminate (and each outstanding award of such Grantee under the Plan shall not become fully vested and exercisable and, in the case of an award of Restricted Stock, shall not be released from any restrictions on transfer) if (i) a Related Entity Disposition involves the spin-off of a Related Entity, for so long as such Grantee continues to remain in the service of such entity that constituted the Related Entity immediately prior to the consummation of such Related Entity Disposition (“SpinCo”) in any capacity of officer, employee, director or consultant or (ii) an outstanding award is assumed by the surviving corporation (whether SpinCo or otherwise) or its parent entity in connection with a Related Entity Disposition.

(d) SUBSTITUTE AWARDS. The Committee may grant awards under the Plan in substitution of stock-based incentive awards held by employees of another entity who become employees of the Company or any Subsidiary by reason of a merger or consolidation of the employing entity with the Company or any Subsidiary, or the acquisition by the Company or a Subsidiary of property or equity of the employing entity, upon such terms and conditions as the Committee may determine, and such awards shall not count against the share limitation set forth in Section 5 hereof.

14.    Non-Employee Director Options and Restricted Stock.

The provisions of this Section 14 shall apply only to certain grants of Options and Restricted Stock to Non-Employee Directors, as provided below. Except as set forth in this Section 14, the other provisions of the Plan shall apply to grants of Options and Restricted Stock to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan and paragraph (f) of this Section 14, a Non-Employee Director’s service as a member of the Board or the board of directors of any Subsidiary shall be deemed to be employment with the Company.

(a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options and Restricted Stock in accordance with this Section 14. The Option Price per share of Class B Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. Options and Restricted Stock granted pursuant to this Section 14 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of vesting by the Committee. Non-Employee Directors shall receive separate and additional grants hereunder for being a Non-Employee Director of the Company and each Subsidiary.

(b) INITIAL GRANTS. On the date of the Initial Public Offering, each Non-Employee Director was granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Common Stock. The Option Price was equal to the offering price of the Common Stock in connection with the Initial Public Offering.

(c) SUBSEQUENT GRANTS BEFORE MARCH 12, 2004. Before March 12, 2004, each person who, after the Initial Public Offering, became a Non-Employee Director for the first time, at the time such director was elected and duly qualified, was granted automatically, without action by the Committee, an Option to purchase 10,000 shares of Class B Common Stock (or Common Stock prior to May 31, 2001); provided, however, that (i) each person who first became a Non-Employee Director of the Company after May 31, 2001 and before October 22, 2001 was granted an additional Option to purchase 10,000 shares of Class B Common Stock as of their date of election and qualification (for a total of 20,000 shares), (ii) each person who first became a Non-Employee Director of a Subsidiary after May 31, 2001 and before October 22, 2001 received an Option to purchase 20,000 shares of Class B Common Stock as of October 22, 2001 (in lieu of an Option for 10,000 shares), and (iii) each person who first became a Non-Employee Director on or after October 22, 2001 and before December 31, 2002 was granted an Option to purchase 20,000 shares of Class B Common Stock as of their date of election and qualification. The Option Price was equal to the Fair Market Value of the Class B Common Stock as of the date of grant.

(d) ANNUAL GRANTS BEFORE MARCH 12, 2004. Before March 12, 2004, each Non-Employee Director who was initially elected to the Board prior to the Initial Public Offering was automatically granted an Option to purchase 20,000 shares of Class B Common Stock on each anniversary date of the Initial Public Offering occurring on or before December 31, 2002, and an Option to purchase 10,000 shares of Class B Common Stock on each such anniversary occurring on or after January 1, 2003 and before March 12, 2004. Also prior to March 12, 2004, each Non-Employee Director who was initially elected to the Board or the board of directors of any Subsidiary after the Initial Public Offering was automatically granted an Option to purchase 20,000 shares of Class B Common Stock on each anniversary of their election to the Board or the board of directors of such Subsidiary, as applicable, occurring on or before December 31, 2002, and an Option to purchase 10,000 shares of Class B Common Stock on each such anniversary occurring on or after January 1, 2003 and before March 12, 2004. On each anniversary date grant described above occurring on or after January 1, 2003 and prior to March 12, 2004, a Non-Employee Director also received an additional annual grant of an Option to purchase 10,000 shares of Class B Common Stock if the Non-Employee Director was a member of a committee of the Board. The Options granted under this paragraph were granted without action by the Committee. The Option Price was equal to the Fair Market Value of the Class B Common Stock as of the date of grant.

(e) INITIAL GRANTS AND ANNUAL GRANTS ON AND AFTER MARCH 12, 2004. On each Non-Employee Director Grant Date, each Non-Employee Director shall receive both (i) an Option to purchase 3,333 shares of Class B Common Stock, and (ii) 2,666 shares of Restricted Stock; provided, however, that a Non-Employee Director who first becomes a Non-Employee Director after March 12, 2004 shall receive a pro-rata amount (based on projected entire quarters of service to the following Non-Employee Director Grant Date) of such annual grants on his date of appointment as a Non-Employee Director. Also on each Non-Employee Director Grant Date, each Non-Employee Director who serves as a member of one or more committees of the Board as of such date shall receive an additional grant of both (i) an Option to purchase 3,333 shares of Class B Common Stock and (ii) 2,666 shares of Restricted Stock (without duplicate grants for serving on multiple Board committees); provided, however, that a Non-Employee Director who first becomes a member of such a committee after March 12, 2004 shall receive a pro-rata amount (based on projected whole quarters of service to the following Non-Employee Director Grant Date) of such annual grants on his date of appointment to a committee (without duplication). Options under this Section 14(e) shall have an Option Price equal to the Fair Market Value of the Class B Common Stock as of the date of grant. Restricted Stock granted under this Section 14(e) shall be issued after payment of the par value of such shares.

(f) VESTING OF OPTIONS AND RESTRICTED STOCK. Each Option granted under this Section 14 shall be fully exercisable on the date of grant. Sections 6 (f), 6(g) and 6(h) of this Plan shall not apply to Options granted to Non-Employee Directors. Restricted Stock granted under this Section 14 shall be fully vested on the date of grant.

(g) DURATION OF OPTIONS. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the first anniversary of the Non-Employee Director’s termination of service as a member of the Board or the board of directors of any Subsidiary, as applicable, other than for Cause or (iii) three months following the Non-Employee Director’s removal from the Board or the board of directors of any Subsidiary, as applicable, for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 14.

(h) DEFINITION OF “CAUSE.” For purposes of this Section 14, “cause” shall mean the termination of service as a member of the Board or the board of directors of any Subsidiary, as applicable, by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

15.    Period During which Awards May Be Granted.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from February 7, 1996, the date the Plan was initially adopted by the Board.

16.    Transferability of Awards.

(a) Incentive Stock Options (and any Stock Appreciation Rights related thereto) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

(b) Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options (together with any Stock

Appreciation Rights or Limited Rights related thereto) granted after October 31, 2000 shall be transferable by a Grantee as a gift to the Grantee’s “family members” (as defined in Form S-8) under such terms and conditions as may be established by the Committee; provided that the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 17 hereof.

(c) The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

17.    Agreement by Grantee regarding Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of a Restricted Period (each, a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Class B Common Stock.

18.    Rights as a Stockholder.

Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

19.    No Rights to Employment; Forfeiture of Option Gains.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary. The Agreement for any award under the Plan may require the Grantee to pay to the Company any financial gain realized from the prior exercise or vesting of the award in the event that the Grantee engages in conduct that violates any non-compete, non-solicitation or non-disclosure obligation of the Grantee under any agreement with the Company or any Subsidiary, including, without limitation, any such obligations provided in the Agreement.

20.    Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

21.    Authorized Share Approval; Amendment and Termination of the Plan.

(a) AUTHORIZED SHARE APPROVAL. The Plan initially became effective when adopted by the Board on February 7, 1996 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company’s stockholders on February 27, 1997. In December 1997, the Board submitted to the Company’s stockholders for approval an amendment authorizing an additional 1,000,000 shares of common stock for awards under the Plan, making a total of 3,300,000 shares of common stock authorized for awards. On September 28, 1998, the Board authorized an additional 1,000,000 shares of common stock for awards under the Plan, on November 20, 1998, the Board approved the Plan, as amended and restated herein, and on November 23, 1998 the Executive Committee approved the further increase of 500,000 shares of common stock, bringing the total number of shares authorized for issuance under the Plan to 4,800,000 shares of common stock. The Company’s stockholders approved the September and November 1998 increases in December 1998 and an additional increase of 1,500,000 shares of common stock in December 1999. On May 24, 2000, the Board authorized 300,000 shares of the Company’s Class B Common Stock for awards under the Plan, and on September 12, 2000, the Board authorized an additional 3,000,000 shares of the Company’s Class B Common Stock for awards under the Plan; each of these increases was approved by the Company’s stockholders on December 13, 2001. On or about September 18, 2002, the Board authorized an additional 3,000,000 shares of the Company’s Class B Common Stock for awards under the Plan, which increase was approved by the Company’s stockholders on December 11, 2002. On April 25, 2003, the Board amended the Plan to remove the remaining authorized shares of Common Stock, and authorized for issuance under the Plan 3,501,903 shares of the Company’s Class B Common Stock held by the Company as treasury shares; the amendment also provided that all outstanding Options to purchase Common Stock as of April 25, 2003 shall thereafter be exercisable to purchase a share of Class B Common Stock in lieu of each share of Common Stock otherwise subject to such Option (the “Option Conversion”). On June 3, 2003, the Board removed the authorization of 2,146,794 shares of the Company’s Class B Common Stock for awards under the Plan. On or about September 16, 2003, the Board authorized an additional 3,000,000 shares of the Company’s Class B Common Stock for awards under the Plan, subject to approval by the stockholders of the Company.

(b) AMENDMENT AND TERMINATION OF THE PLAN. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained. The amendment of Section 6(g) (extending the post-termination exercise period of Options from thirty (30) days to three (3) months) and the addition of Section 13(c) in respect of Related Entity Dispositions shall apply prospectively only to Options granted after November 17, 1998, the date that the Plan, as amended and restated herein, was adopted by the Board.

22.    Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

IDT CORPORATION STOCK OPTION AGREEMENT FOR CLASS B COMMON STOCK

This STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of             , by and between IDT Corporation, a Delaware corporation (the “Company”), and              (the “Employee”).

WHEREAS, the Company desires to grant to the Employee options to acquire an aggregate of              shares of Class B Common Stock of the Company, par value $.01 per share (the “Stock”), on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1.    Definitions. Capitalized terms are defined herein.

2.    Grant of Options. The Employee is hereby granted non-qualified stock options (the “Options”) to purchase an aggregate of              shares of Stock, pursuant to the terms of this Agreement.

3.    Term. The term of the Options (the “Option Term”) shall be for ten (10) years commencing on              and terminating on             .

4.    Option Price. The initial exercise price per share of the Options shall be $            , subject to adjustment as provided herein.

5.    Conditions to Exercisability. The Options shall vest and become exercisable as follows:              [vesting dates], if the Employee continues to be employed by or acts as a Consultant to or a Director of the Company or any of its subsidiaries on such date or dates.

6.    Method of Exercise. An Option may be exercised, as to any or all full shares of the Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Company’s transfer agent or other administrator designated by the Company, specifying the number of shares of Stock with respect to which the Option is being exercised.

7.    Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Stock (whether then owned by the Employee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Stock, including a cashless exercise procedure through a broker dealer.

8.    Termination. Except as provided in this Section 8 and in Section 9 hereof, an Option may not be exercised unless the Employee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Employee has remained continuously so employed or in the director or consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Employee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Employee that are exercisable at the time of Employee’s termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after the date of such termination (or such different period as the Compensation Committee of the Company (the “Committee”) shall prescribe).

9.    Death, Disability or Retirement of Employee. If the Employee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Employee’s employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 8 hereof), or if the Employee’s employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to the Employee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Employee or by the Employee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Employee, at any time within 180 days after the death or Disability of the Employee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Employee shall terminate on account of such Employee’s Retirement, all Options of the Employee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

10.    Withholding Taxes. No later than the date of exercise of an Option, the Employee will pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. Alternatively, solely to the extent permitted or required by law, the Company may deduct the amount of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Employee. The withholding obligation may be satisfied by the withholding or delivery of the Stock.

11.    Terms Incorporated by Reference Herein. Each of the terms of the Company’s 1996 Stock Option and Incentive Plan, as Amended and Restated (“Plan”), as in effect as of the date hereof, shall be deemed to govern the Options granted hereunder, as if the Options had been granted pursuant to the Plan. To the extent that there is any inconsistency between this Agreement and the terms of the Plan, the terms of this Agreement shall govern.

12.    Transferability of Options. Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than to an immediate family member of Employee or to a trust or other estate planning entity created for the benefit of the Employee or one or more members of his immediate family as provided for under the Plan, provided that, in all cases, such transferee executes a written consent to be bound by the terms of this Agreement.

13.    Entire Agreement. This Agreement contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Employee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter of this Agreement or otherwise.

14.    Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

15.    Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

Attention: Options Administrator

All notices to the Employee or other person or persons then entitled to exercise the Options shall be addressed to the Employee or such other person or persons at:

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to such effect.

16.    Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

17.    Governing Law. This Agreement shall be construed and governed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of laws.

18.    Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

19.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Employee has hereunto set his hand all as of the date first above written.

IDT Corporation

By:
Name: Stephen R. Brown Title: Chief Financial Officer

By:
Employee: Telephone:

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 15, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯    Please detach along perforated line and mail in the envelope provided.    ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:

2.   Approvalof an amendment to the Company’s 1996 Stock Option and Incentive Plan, as amended and restated, that will increase the number of shares of the Company’s Class B Common Stock available for the grant of awards under the Plan by an additional 2,500,000 shares.

			☐	☐	☐
☐FOR ALL NOMINEES ☐WITHHOLD AUTHORITY FOR ALL NOMINEES ☐FOR ALL EXCEPT (See instructions below)	NOMINEES: o Howard S. Jonas o Michael J. Levitt o Rudy Boschwitz o Saul K. Fenster o Joyce J. Mason

		3. Ratification of the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending July 31, 2005.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian,             please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership             name by authorized person.

Electronic Distribution

If you would like to receive future IDT CORPORATION proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IDT CORPORATION

520 Broad Street, Newark, New Jersey 07102

(973) 438-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 15, 2004

The undersigned appoints Howard S. Jonas and James A. Courter, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of IDT Corporation to be held at the offices of IDT Corporation at 520 Broad Street, Newark, New Jersey on December 15, 2004 at 11:00 a.m., and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

IDT CORPORATION

December 15, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
- OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:

2.   Approval of an amendment to the Company’s 1996 Stock Option and Incentive Plan, as amended and restated, that will increase the number of shares of the Company’s Class B Common Stock available for the grant of awards under the Plan by an additional 2,500,000 shares.

			☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: o Howard S. Jonas o Michael J. Levitt o Rudy Boschwitz o Saul K. Fenster o Joyce J. Mason

		3. Ratification of the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending July 31, 2005.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian,             please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership             name by authorized person.